Exhibit 99.1

AMENDED AND RESTATED CREDIT AGREEMENT

among

HILB ROGAL & HOBBS COMPANY,

as Borrower,

THE LENDERS NAMED HEREIN,

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

PNC BANK, NATIONAL ASSOCIATION

and

SUNTRUST BANK

as Documentation Agents,

and

BANK OF AMERICA, N.A.,

as Syndication Agent,

Senior Secured Credit Facilities

WACHOVIA CAPITAL MARKETS, LLC

Sole Lead Arranger and Book Manager

Dated as of December 15, 2004

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

1.1

Defined Terms

2

1.2

Accounting Terms

25

1.3

Other Terms; Construction

25

ARTICLE II

AMOUNT AND TERMS OF THE LOANS

2.1

Commitments.

25

2.2

Borrowings.

28

2.3

Disbursements; Funding Reliance; Domicile of Loans.

31

2.4

Evidence of Debt; Notes.

32

2.5

Termination and Reduction of Commitments and Swingline Commitment.

33

2.6

Mandatory Payments and Prepayments.

34

2.7

Voluntary Prepayments.

38

2.8

Interest.

38

2.9

Fees

40

2.10

Interest Periods

41

2.11

Conversions and Continuations.

42

2.12

Method of Payments; Computations.

43

2.13

Recovery of Payments.

45

2.14

Use of Proceeds

46

2.15

Pro Rata Treatment.

46

2.16

Increased Costs; Change in Circumstances; Illegality; etc.

47

2.17

Taxes.

49

2.18

Compensation

51

2.19

Replacement of Lenders.

51

2.20

Incremental Term Loans

52

ARTICLE III

LETTERS OF CREDIT

3.1

Issuance

56

3.2

Notices

57

3.3

Participations

57

3.4

Reimbursement

58

3.5

Payment by Revolving Loans

58

3.6

Payment to Revolving Credit Lenders

59

i

3.7

Obligations Absolute

59

3.8

Cash Collateral Account

61

3.9

The Issuing Lender

62

3.10

Effectiveness

62

ARTICLE IV

CONDITIONS OF BORROWING

4.1

Conditions of Initial Borrowing

62

4.2

Conditions of All Borrowings

65

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.1

Corporate Organization and Power

66

5.2

Authorization; Enforceability

66

5.3

No Violation

67

5.4

Governmental and Third-Party Authorization; Permits.

67

5.5

Litigation

68

5.6

Taxes

68

5.7

Subsidiaries

68

5.8

Full Disclosure

68

5.9

Margin Regulations

68

5.10

No Material Adverse Change

69

5.11

Financial Matters

69

5.12

Ownership of Properties

70

5.13

ERISA.

70

5.14

Environmental Matters.

71

5.15

Compliance with Laws

71

5.16

Regulated Industries

72

5.17

Insurance

72

5.18

Material Contracts

72

5.19

Labor Relations

72

5.20

OFAC; PATRIOT Act.

72

ARTICLE VI

AFFIRMATIVE COVENANTS

6.1

Financial Statements

73

6.2

Other Business and Financial Information

74

6.3

Existence; Franchises; Maintenance of Properties

76

6.4

Compliance with Laws

76

6.5

Payment of Obligations

76

6.6

Insurance

77

6.7

Maintenance of Books and Records; Inspection

77

6.8

Permitted Acquisitions.

77

6.9

Creation or Acquisition of Subsidiaries

78

6.10

Subsidiary Guarantors; Pledge of Capital Stock

78

6.11

PATRIOT Act Compliance

79

6.12

Further Assurances

79

ARTICLE VII

FINANCIAL COVENANTS

7.1

Leverage Ratio

79

7.2

Fixed Charge Coverage Ratio

79

ARTICLE VIII

NEGATIVE COVENANTS

8.1

Merger; Consolidation

80

8.2

Indebtedness

80

8.3

Liens

82

8.4

Disposition of Assets

83

8.5

Investments

83

8.6

Restricted Payments.

84

8.7

Transactions with Affiliates

85

8.8

Lines of Business

85

8.9

Certain Amendments

86

8.10

Limitation on Certain Restrictions

86

8.11

No Other Negative Pledges

86

8.12

Fiscal Year

86

8.13

Accounting Changes

86

ARTICLE IX

EVENTS OF DEFAULT

9.1

Events of Default

87

9.2

Remedies: Termination of Commitments, Acceleration, etc.

89

9.3

Remedies: Set-Off

90

ARTICLE X

THE ADMINISTRATIVE AGENT

10.1

Appointment

90

10.2

Nature of Duties

90

10.3

Exculpatory Provisions

91

10.4

Reliance by Administrative Agent

91

10.5

Non-Reliance on Administrative Agent and Other Lenders

92

10.6

Notice of Default

92

10.7

Indemnification

92

10.8

The Administrative Agent in its Individual Capacity

93

10.9

Successor Administrative Agent

93

10.10

Issuing Lender and Swingline Lender

94

10.11

Syndication Agent, Documentation Agents

94

ARTICLE XI

MISCELLANEOUS

11.1

Fees and Expenses

94

11.2

Indemnification

95

11.3

Governing Law; Consent to Jurisdiction

95

11.4

Waiver of Jury Trial

96

11.5

Notices.

97

11.6

Amendments, Waivers, etc.

98

11.7

Successors and Assigns.

100

11.8

No Waiver

103

11.9

Survival

103

11.10

Severability

104

11.11

Construction

104

11.12

Confidentiality

104

11.13

Counterparts; Effectiveness

104

11.14

Disclosure of Information

105

11.15

USA Patriot Act Notice

105

11.16

Entire Agreement

105

EXHIBITS [OMITTED*]

Exhibit A-1

Form of Term Note

Exhibit A-2

Form of Revolving Note

Exhibit A-3

Form of Swingline Note

Exhibit B-1

Form of Notice of Borrowing

Exhibit B-2

Form of Notice of Swingline Borrowing

Exhibit B-3

Form of Notice of Conversion/Continuation

Exhibit B-4

Form of Letter of Credit Notice

Exhibit C

Form of Compliance Certificate

Exhibit D

Form of Assignment and Assumption

Exhibit E

Form of Subsidiary Guaranty

Exhibit F

Form of Financial Condition Certificate

Exhibit G

Form of Pledge Agreement

SCHEDULES [OMITTED*]

Schedule 1.1(a)

Commitments and Notice Addresses

Schedule 3.1

Existing Letters of Credit

Schedule 5.5

Litigation

Schedule 5.7

Subsidiaries

Schedule 5.16

Regulated Entities

Schedule 5.18

Material Contracts

Schedule 6.10

Excluded Subsidiaries

Schedule 8.2.1

Indebtedness

Schedule 8.2.2

Acquisition Indebtedness

Schedule 8.3

Liens

Schedule 8.5

Investments

Schedule 8.7

Transactions with Affiliates

[* The Company will provide omitted schedules and exhibits to the Commission upon request.]

v

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 15th day of December, 2004 (this “Agreement”), is made among HILB ROGAL & HOBBS COMPANY, a Virginia corporation with its principal offices in Glen Allen, Henrico County, Virginia (the “Borrower”), the banks and financial institutions listed on the signature pages hereto or that become parties hereto after the date hereof (collectively, the “Lenders”), WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), PNC BANK, NATIONAL ASSOCIATION and SUNTRUST BANK, as documentation agents (in such capacity, the “Documentation Agents”), and BANK OF AMERICA, N.A., as syndication agent (in such capacity, the “Syndication Agent”).

RECITALS

A.

The Borrower entered into the Second Amended and Restated Credit Agreement, dated as of July 1, 2002 (as amended, the “Existing Credit Agreement”) among the Borrower, the banks and other financial institutions party thereto, and Wachovia, as administrative agent.  The Borrower has requested that parties hereto amend and restate the Existing Credit Agreement so that credit facilities thereunder are increased and restructured to make available to the Borrower term loan facilities in the aggregate principal amount of $250,000,000 and a revolving credit facility in the aggregate principal amount of $175,000,000.  Additionally, the Borrower has requested that the Lenders provide the Borrower the opportunity to request additional incremental term loans in the aggregate principal amount of $75,000,000.

B.

The Lenders are willing to amend and restate the Existing Credit Agreement on the terms and conditions set forth in this Agreement.  It is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence repayment of any of such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of the Borrower outstanding thereunder.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree on the Closing Date to amend and restate the Existing Credit Agreement as follows:

ARTICLE I

DEFINITIONS

1.1

Defined Terms  For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

“Account Designation Letter” shall mean a letter from the Borrower to the Administrative Agent, duly completed and signed by an Authorized Officer and in form and substance satisfactory to the Administrative Agent, listing any one or more accounts to which the Borrower may from time to time request the Administrative Agent to forward the proceeds of any Loans made hereunder.

“Acquisition” shall mean any transaction or series of related transactions, consummated on or after the date hereof, by which the Borrower directly, or indirectly through one or more Subsidiaries, (i) acquires any going business, or all or substantially all of the assets, of any Person (including, without limitation, a division, book of business or line of business), whether through purchase of assets, merger or otherwise, or (ii) acquires securities or other ownership interests of any Person, if after giving effect to such acquisition, it has at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person.

“Acquisition Amount” shall mean, with respect to any Acquisition, the sum (without duplication) of (i) the amount of cash paid by the Borrower and its Subsidiaries in connection with such Acquisition, (ii) the Fair Market Value of all Capital Stock of the Borrower issued or given in connection with such Acquisition, (iii) the amount (determined in accordance with GAAP as in effect on the date of this Agreement) of all Indebtedness incurred, assumed or acquired by the Borrower and its Subsidiaries in connection with such Acquisition, (iv) any fixed amount payable under covenants not to compete, non-solicitation, consulting agreements and other affiliated contracts entered into in connection with such Acquisition (other than any amounts that are not in excess of amounts that the Borrower or any Subsidiary would pay in a comparable arm’s length transaction with a Person unrelated to such Acquisition), (v) the amount of all transaction fees and expenses (including, without limitation, legal, accounting and finders’ fees and expenses) incurred by the Borrower and its Subsidiaries in connection with such Acquisition and (vi) the aggregate fair market value of all other consideration given by the Borrower and its Subsidiaries in connection with such Acquisition; provided that, with respect to the amounts described in clauses (i), (ii), (iii) and (vi) above, “Acquisition Amount” shall include only such amounts paid, incurred, assumed or acquired prior to, simultaneously with, or within ninety (90) days after, the consummation of such Acquisition.

“Acquisition Indebtedness” shall have the meaning given to such term in Section 8.2.

“Adjusted Base Rate” shall mean, at any time with respect to any Base Rate Loan, a rate per annum equal to the Base Rate as in effect at such time plus the Applicable Margin Percentage for Base Rate Loans as in effect at such time.

“Adjusted LIBOR Rate” shall mean, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable Margin Percentage for LIBOR Loans as in effect at such time.

“Administrative Agent” shall mean Wachovia, in its capacity as Administrative Agent appointed under Article X, and its successors and permitted assigns in such capacity.

“Administrative Questionnaire” shall mean, with respect to each Lender, the administrative questionnaire in the form submitted to such Lender by the Administrative Agent and returned to the Administrative Agent duly completed by such Lender.

“Affiliate” shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall be deemed an “Affiliate” of the Borrower or any of its Subsidiaries.

“Aggregate Revolving Credit Exposure” shall mean, at any time, the sum of (i) the aggregate principal amount of Revolving Loans outstanding at such time, (ii) the aggregate Letter of Credit Exposure of all Revolving Credit Lenders at such time and (iii) the aggregate principal amount of Swingline Loans outstanding at such time.

“Agreement” shall mean this Credit Agreement, as amended, modified, restated or supplemented from time to time in accordance with its terms.

“Applicable Margin Percentage” shall mean, at any time from and after the Closing Date, the applicable percentage (a) to be added to the Base Rate pursuant to Section 2.8 for purposes of determining the Adjusted Base Rate, (b) to be added to the LIBOR Rate pursuant to Section 2.8 for purposes of determining the Adjusted LIBOR Rate, and (c) to be used in calculating the Commitment Fee, in each case as determined under the following matrices with reference to (i) the Leverage Ratio (for Revolving Loans, Swingline Loans, Tranche A Term Loans and the Commitment Fee) and (ii) the lower of the rating of the Loans by Standard & Poor’s and Moody’s (for the Tranche B Term Loans):

Revolving Loans, Swingline Loans and Tranche A Term Loans, and Commitment Fee
Leverage Ratio	Applicable Margin Percentage LIBOR Loans	Applicable Margin Percentage Base Rate Loans	Applicable Margin Percentage Commitment Fee
Greater than or equal to 2.0 to 1.0	2.00%	1.00%	0.375%
Less than 2.0 to 1.0 but greater than or equal to 1.0 to 1.0	1.75%	0.75%	0.300%
Less than 1.0 to 1.0	1.50%	0.50%	0.250%

Tranche B Term Loans
Standard & Poor’s/ Moody’s Rating	Applicable Margin Percentage LIBOR Loans	Applicable Margin Percentage Base Rate Loans
BB-/Ba3 or below	2.25%	1.25%
BB/Ba2 or above	2.00%	1.00%

On each Leverage Adjustment Date (as hereinafter defined), the Applicable Margin Percentage for the Revolving Loans, Swingline Loans, Tranche A Term Loans and the Commitment Fee payable pursuant to Section 2.9(b) shall be adjusted effective as of such date (based upon the calculation of the Leverage Ratio as of the last day of the fiscal period to which such Adjustment Date relates) in accordance with the appropriate matrix above; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, if at any time the Borrower shall have failed to deliver the financial statements as required by Section 6.1(a) or Section 6.1(b), as the case may be, or the Compliance Certificate as required by Section 6.2(a), or if at any time an Event of Default shall have occurred and be continuing, then at the election of the Required Lenders, at all times from and including the date on which such statements or Compliance Certificate are required to have been delivered (or the date of occurrence of such Event of Default, as the case may be) to the date on which the same shall have been delivered (or such Event of Default cured or waived, as the case may be), each Applicable Margin Percentage shall be determined in accordance with the above matrix as if the Leverage Ratio were greater than or equal to 2.0 to 1.0 (notwithstanding the actual Leverage Ratio).  For purposes of this definition, “Leverage Adjustment Date” shall mean, with respect to any fiscal period of the Borrower beginning with the fiscal quarter ending December 31, 2004, the fifth (5th) day (or, if such day is not a Business Day, on the next succeeding Business Day) after delivery by the Borrower in accordance with (i) Section 6.1(a) or Section 6.1(b), as the case may be, of financial statements as of the end of and for such fiscal period and (ii) Section 6.2(a), of a duly completed Compliance Certificate with respect to such fiscal period.  Until the first Leverage Adjustment Date, each Applicable Margin Percentage shall be determined in accordance with the above matrix as if the Leverage Ratio were less than 2.0 to 1.0 but greater than or equal to 1.0 to 1.0 (notwithstanding the actual Leverage Ratio).

On each Rating Adjustment Date (as hereinafter defined), the Applicable Margin Percentage for the Tranche B Term Loans shall be adjusted effective as of such date in accordance with the appropriate matrix above.  If the rating system of Standard & Poor’s or Moody’s changes, or if any such rating agency ceases to be in the business of rating corporate debt obligations, the

Borrower and the Lenders agree to negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or nonavailability of ratings from such rating agency.  If the Borrower does not maintain a rating of the Loans at (x) Standard & Poor’s, such rating shall be deemed to be “BB-” or (y) Moody’s, such rating shall be deemed to be “Ba3.”  For purposes of this definition, “Ratings Adjustment Date” shall mean the fifth (5th) day (or, if such day is not a Business Day, on the next succeeding Business Day) after the announcement by Standard & Poor’s or Moody’s of any change in its rating with respect to the rating of the Loans.

“Approved Fund” shall mean, any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (or an Affiliate of a Person) that administers or manages a Lender.

“Arranger” shall mean Wachovia Capital Markets, LLC and its successors.

“Asset Disposition” shall mean any sale, assignment, transfer or other disposition (including by condemnation or casualty event) by the Borrower or any of its Subsidiaries to any other Person (other than to the Borrower or to a Wholly Owned Subsidiary), whether in one transaction or in a series of related transactions, of any of its assets, business units or other properties (including any interests in property, whether tangible or intangible, and including Capital Stock of Subsidiaries).

“Assignment and Assumption” shall mean an Assignment and Assumption entered into between a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.7(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Authorized Officer” shall mean, with respect to any action specified herein, any officer of the Borrower duly authorized by resolution of the board of directors of the Borrower to take such action on its behalf, and whose signature and incumbency shall have been certified to the Administrative Agent by the secretary or an assistant secretary of the Borrower.

“Bankruptcy Code” shall mean 11 U.S.C. § 101 et seq., as amended from time to time, and any successor statute.

“Bankruptcy Event” shall mean the occurrence of an Event of Default pursuant to Section 9.1(g) or Section 9.1(h).

“Base Rate” shall mean the higher of (i) the per annum interest rate publicly announced from time to time by Wachovia in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its lowest or best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, and (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

“Base Rate Loan” shall mean, at any time, any Loan that bears interest at such time at the Adjusted Base Rate.

“Borrower” shall have the meaning given to such term in the introductory paragraph hereof.

“Borrower Margin Stock” shall mean shares of Capital Stock of the Borrower that are held by the Borrower or any of its Subsidiaries and that constitute Margin Stock.

“Borrowing” shall mean the incurrence by the Borrower (including as a result of conversions and continuations of outstanding Loans pursuant to Section 2.11) on a single date of a group of Loans of a single Class and Type (or a Swingline Loan made by the Swingline Lender) and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

“Borrowing Date” shall mean, with respect to any Borrowing, the date upon which such Borrowing is made.

“Business Day” shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which trading in Dollar deposits is conducted by banks in London, England in the London interbank Eurodollar market.

“Capital Expenditures” shall mean, for any period, the aggregate amount (whether paid in cash or accrued as a liability) that would, in accordance with GAAP, be included on the consolidated statement of cash flows of the Borrower and its Subsidiaries for such period as additions to equipment, fixed assets, real property or improvements or other capital assets (including, without limitation but without duplication Capital Lease Obligations); provided, however, that Capital Expenditures shall not include any such expenditures (i) for replacements and substitutions for capital assets, to the extent made with the proceeds of insurance, or (ii) made in connection with Permitted Acquisitions.

“Capital Lease” shall mean, with respect to any Person, any lease of property (whether real, personal or mixed) by such Person as lessee that is or is required to be, in accordance with GAAP, recorded as a capital lease on such Person’s balance sheet.

“Capital Lease Obligations” shall mean, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

“Cash Collateral Account” shall have the meaning given to such term in Section 3.8.

“Cash Equivalents” shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any state thereof or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within 180 days from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 180 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., (iii) time deposits and certificates of deposit maturing within 180 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor’s Ratings Services or at least A2 or the equivalent thereof by Moody’s Investors Service, Inc., (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, (v) municipal bonds with maturities of 180 days or less, with ratings of at least MIG 4 or the equivalent thereof  by Moody’s Investors Service, Inc. or at least SP-2 or the equivalent thereof by Standard & Poor’s Ratings Services and (vi) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clauses (i), (ii) and (v) above. Cash Equivalents shall include time and demand deposits issued by a bank organized under the laws of the United Kingdom and other similar investments approved from time to time by the Administrative Agent.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Class” shall have the meaning given to such term in Section 2.2(a).

“Closing Cash Acquisition Amount” shall mean, with respect to any Acquisition, the Acquisition Amount paid by the Borrower and its Subsidiaries in cash prior to, simultaneously with, or within ninety (90) days after, the consummation of such Acquisition.

“Closing Date” shall mean the date upon which each of the conditions precedent set forth in Sections 4.1 and 4.2 have been satisfied or waived in accordance with the terms of this Agreement.

“Collateral” shall mean the assets, property, and interests in property that shall from time to time be pledged or purported to be pledged as direct or indirect security for the Obligations pursuant to any one or more of the Security Documents.

“Commitment” shall mean, with respect to any Lender, such Lender’s Tranche A Commitment, Tranche B Commitment, Incremental Term Loan Commitment and Revolving Credit Commitment, as applicable.

“Commitment Fee” shall have the meaning given to such term in Section 2.9(b).

“Compliance Certificate” shall mean a fully completed and duly executed certificate in the form of Exhibit C, together with a Covenant Compliance Worksheet.

“Consolidated EBITDA” shall mean, for any Person for any period, the aggregate of the following for such Person and its Subsidiaries, determined on a consolidated basis (without duplication): (i) Consolidated Net Income for such Person for such period, plus (ii) the Consolidated Interest Expense for such Person for such period, plus (iii) the sum of federal, state, local and other income taxes, depreciation, amortization of intangible assets, and other noncash expenses or charges reducing income for such period (including, without limitation, nonrecurring cash and noncash integration and restructuring charges reducing income and associated with the Hobbs Acquisition and excluding noncash expenses associated with stock repurchases in connection with the Deferred Compensation Plans), minus (iv) the sum of extraordinary or nonrecurring gains incurred in connection with the sale of all of the Capital Stock or substantially all of the assets of an insurance agency, including without limitation a book of business (collectively, “Agency Dispositions”), but only to the extent such sum exceeds the sum of (A) extraordinary or nonrecurring losses incurred in connection with Agency Dispositions and (B) $3,250,000, all to the extent taken into account in the calculation of Consolidated Net Income for such Person for such period, minus (v) the sum of extraordinary or nonrecurring gains and other noncash credits increasing income for such period that are not incurred in connection with Agency Dispositions, all to the extent taken into account in the calculation of Consolidated Net Income for such Person for such period.

“Consolidated Fixed Charges” shall mean, for any period, the aggregate (without duplication) of the following, all determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP for such period: (i) Consolidated Interest Expense for the Borrower for such period, (ii) the aggregate (without duplication) of all scheduled payments of principal on Indebtedness required to be made by the Borrower and its Subsidiaries during the period of four consecutive fiscal quarters immediately following the end of such period, including, without limitation, the aggregate principal amount of the Term Loans due during such period (as such amounts may have been previously adjusted in accordance with the terms of this Agreement as a result of prior prepayments on the Term Loans, including adjustments made pursuant to Section 2.6(g) or Section 2.7(b), but excluding the scheduled repayment in full of the Revolving Loans on the Revolving Credit Termination Date), (iii) dividends paid by the Borrower during such period, (iv) repurchases by the Borrower of its Capital Stock occurring during such period (excluding repurchases by the Borrower of its Capital Stock in connection with the Deferred Compensation Plans), (v) the aggregate (without duplication) of all cash payments made by the Borrower and its Subsidiaries during such period with respect to Acquisition Indebtedness or earnout or contingent obligations incurred in connection with any Acquisition (including, without limitation, cash payments made in satisfaction of obligations to issue Capital Stock, but excluding, however, cash payments with respect to Acquisition Indebtedness or earnout or contingent obligations that were accrued as Indebtedness at the beginning of such period and for which the principal payments with respect thereto were previously accounted for as part of Consolidated Fixed Charges under subsection (ii) above (or under a similar provision of the Existing Credit Agreement)) and (vi) Consolidated Operating Lease Expense for such period.

“Consolidated Indebtedness” shall mean, as of any date of determination, the aggregate (without duplication) of all Indebtedness of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.  For purposes of determining Consolidated Indebtedness as of any date, (i) each Contingent Obligation of the Borrower and its Subsidiaries required to be included in such determination shall be valued at the maximum aggregate principal amount (whether or not drawn or outstanding) of the Indebtedness that is the corresponding “primary obligation” (as such term is defined in the definition of Contingent Obligation) as of such date, and (ii) each earnout and other contingent obligation incurred in connection with an Acquisition (whether consummated before or after the date hereof) shall be valued at the amount that should be recorded as a liability on the balance sheet of the Borrower and its Subsidiaries as of such date, in accordance with GAAP, Regulation S-X of the Securities Act of 1933, as amended, or any other rule or regulation of the Securities and Exchange Commission, in each case as in effect on the Closing Date.

“Consolidated Interest Expense” shall mean, for any Person for any period, the sum (without duplication) of (i) total interest expense of such Person and its Subsidiaries for such period in respect of Indebtedness of such Person and its Subsidiaries (including, without limitation, all (x) such interest expense accrued or capitalized during such period and (y) all commitment fees and other ongoing fees in respect of Indebtedness accrued or capitalized during such period, in each case whether or not actually paid during such period), determined on a consolidated basis in accordance with GAAP, and (ii) all net amounts payable under or in respect of Hedge Agreements, to the extent paid or accrued by such Person and its Subsidiaries during such period.

“Consolidated Net Income” shall mean, for any Person for any period, net income (or loss) for such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Operating Lease Expense” shall mean, for any period, the operating lease expense, net of any sublease income, for the Borrower and its Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP.

“Consolidated Pro Forma EBITDA” shall mean for the Borrower for any period, without duplication, (i) Consolidated EBITDA of the Borrower for such period plus (ii) to the extent not taken into account in Consolidated EBITDA of the Borrower, historical Consolidated EBITDA for such period of any Target acquired in a Permitted Acquisition after the commencement of such period (provided that the Consolidated EBITDA of such Target is supported by the financial statements or tax returns of the Target or other financial data reasonably acceptable to the Administrative Agent), minus (iii) to the extent taken into account in Consolidated EBITDA of the Borrower, Consolidated EBITDA for such period of any Subsidiary or other business unit disposed of by the Borrower at any time after the commencement of such period.

“Contingent Obligation” shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Borrower and its Subsidiaries, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

“Control” shall mean, with respect to any Person, (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or (ii) the beneficial ownership of securities or other ownership interests of such Person having 10% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person; and the terms “Controlled” and “Controlling” have correlative meanings.

“Converted Term Loan” shall have the meaning given to such term in Section 2.1(b).

“Covenant Compliance Worksheet” shall mean a fully completed worksheet in the form of Attachment A to Exhibit C.

“Credit Documents” shall mean this Agreement, the Notes, the Letters of Credit, the Fee Letter, the Subsidiary Guaranty, the Security Documents and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Administrative Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries with respect to this Agreement and the transactions contemplated hereby, in each case as amended, modified, restated or supplemented from time to time (but specifically excluding any Hedge Agreement to which the Borrower and any Hedge Party are parties).

“Debt Issuance” shall mean the issuance or sale by the Borrower or any of its Subsidiaries of any debt securities, whether in a public offering of such securities or otherwise other than any such securities issued to a Target (or its securityholders at the time of the Acquisition thereof by the Borrower and a Subsidiary) in connection with any Permitted Acquisition and constituting all or a portion of the applicable purchase price.

“Default” shall mean any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

“Deferred Compensation Plan” shall mean the Hilb Rogal & Hobbs Company Executive Voluntary Deferral Plan and the Hilb Rogal & Hobbs Company Outside Directors Deferral Plan or any replacement plan thereof or successor plan thereto, each as amended, modified, restated or supplemented from time to time.

“Disqualified Capital Stock” shall mean, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the first anniversary of the latest maturity date applicable to Loans hereunder; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

“Dollars” or “$” shall mean dollars of the United States of America.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“ERISA Affiliate” shall mean any Person (including any trade or business, whether or not incorporated) that would be deemed to be under “common control” with, or a member of the same “controlled group” as, the Borrower or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001 of ERISA.

“ERISA Event” shall mean any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event with respect to a Plan or a Multiemployer Plan, (ii) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan that results in liability under Section 4201 or 4204 of ERISA, or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by the Borrower or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Borrower or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Borrower or any ERISA Affiliate, (viii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary of any Plan for which the Borrower or any of its ERISA Affiliates may be directly or indirectly liable or (ix) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.

“Eligible Assignee” shall mean (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund, and (iv) any other Person (other than a natural person) approved by (x) the Administrative Agent, (y) in the case of any assignment of a Revolving Credit Commitment or portion thereof, the Issuing Lender and the Swingline Lender, and (z) unless a Default or Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law (collectively, “Claims”), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

“Environmental Laws” shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

“Equity Issuance” shall mean the issuance, sale or other disposition, whether in a public offering or otherwise, by the Borrower or any of its Subsidiaries of its Capital Stock, any rights, warrants or options to purchase or acquire any shares of its Capital Stock, or any other security or instrument representing, convertible into or exchangeable for an equity interest in the Borrower or any of its Subsidiaries; provided, however, that the term Equity Issuance shall not include (i) the issuance or sale of Capital Stock by any of the Subsidiaries of the Borrower to the Borrower or any other Subsidiary, (ii) any Capital Stock of the Borrower issued to a Target (or its securityholders at the time of the Acquisition thereof by the Borrower or a Subsidiary) in connection with any Permitted Acquisition and constituting all or a portion of the applicable purchase price, or (iii) the issuance or granting of the Borrower’s Capital Stock and stock options for the Borrower’s Capital Stock, and the underlying Capital Stock issued upon the exercise of such options, to employees, managers and directors of the Borrower pursuant to the Borrower’s stock option, stock purchase or other benefit or compensation plans as established from time to time.

“Event of Default” shall have the meaning given to such term in Section 9.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (i) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (iii) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

“Existing Credit Agreement” shall have the meaning given to such term in the recitals hereof.

“Existing Letters of Credit” shall mean, collectively, the letters of credit issued by Wachovia and outstanding on the Closing Date, which letters of credit are listed on Schedule 3.1.

“Existing Term Loans” shall mean term loans outstanding under the Existing Credit Agreement immediately prior to the Closing Date.

“Fair Market Value” shall mean, with respect to any Capital Stock of the Borrower given in connection with an Acquisition, the value given to such Capital Stock for purposes of such Acquisition by the parties thereto, as determined in good faith pursuant to the relevant acquisition agreement or otherwise in connection with such Acquisition.

“Federal Funds Rate” shall mean, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letter” shall mean the letter from the Administrative Agent and the Arranger to the Borrower, dated October 19, 2004, relating to certain fees payable by the Borrower in respect of the transactions contemplated by this Agreement, as amended, modified, restated or supplemented from time to time.

“Financial Condition Certificate” shall mean a fully completed and duly executed certificate, substantially in the form of Exhibit F, together with the attachments thereto.

“Financial Officer” shall mean, with respect to the Borrower, the chief financial officer, vice president - finance, principal accounting officer or treasurer of the Borrower.

“Fixed Charge Coverage Ratio” shall mean, as of the last day of any fiscal quarter for the period of four consecutive fiscal quarters then ending, the ratio of (i) Consolidated EBITDA for the Borrower for such period plus Consolidated Operating Lease Expense for such period minus Capital Expenditures for such period to (ii) Consolidated Fixed Charges for such period.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean, with respect to any Person, a Subsidiary of such Person that is a “controlled foreign corporation”, as such term is defined in Section 957 of the Internal Revenue Code.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time, unless otherwise specified in this Agreement (including Section 1.2).

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Hazardous Substances” shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous,

(iii) the presence of which require investigation or response under any Environmental Law, (iv) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedge Agreement” shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

“Hedge Party” shall mean any Lender or any Affiliate of any Lender in its capacity as a counterparty to any Hedge Agreement with the Borrower, which Hedge Agreement is required or permitted under this Agreement to be entered into by the Borrower, or any former Lender or any Affiliate of any former Lender in its capacity as a counterparty to any such Hedge Agreement entered into prior to the date such Person or its Affiliate ceased to be a Lender.

“Hobbs Acquisition” shall mean the direct and indirect Acquisition of the Capital Stock of Hobbs Group, LLC, a Delaware limited liability company, by the Borrower.

“Incremental Term Lender” shall mean any Lender holding outstanding Incremental Term Loans.

“Incremental Term Loan” shall have the meaning given to such term in Section 2.20(a).

“Incremental Term Loan Agreement” shall have the meaning given to such term in Section 2.20(c).

“Incremental Term Loan Commitment” shall mean the obligation of any Lender or Eligible Assignee to make Incremental Term Loans pursuant to an Incremental Term Loan Agreement.

“Incremental Term Loan Effective Date” shall have the meaning given to such term in Section 2.20(c).

“Incremental Term Notes” shall mean Term Notes evidencing Incremental Term Loans.

“Indebtedness” shall mean, with respect to any Person (without duplication), (i) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers’ acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, including any earnout obligations (other than the portion of Acquisition Amounts payable in the Capital Stock of the Borrower), (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to propert y acquired by such Person, (vi) all Capital Lease Obligations of such Person, (vii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such

Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock), (viii) the net termination obligations of such Person under any Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, (ix) all Contingent Obligations of such Person and (x) all indebtedness referred to in clauses (i) through (ix) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Interest Period” shall have the meaning given to such term in Section 2.10.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“Issuing Lender” shall mean Wachovia in its capacity as issuer of the Letters of Credit, and its successors in such capacity.

“LIBOR Loan” shall mean, at any time, any Loan that bears interest at such time at the Adjusted LIBOR Rate.

“LIBOR Rate” shall mean, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest (rounded upward, if necessary, to the nearest 1/16 of one percentage point) appearing on Telerate Page 3750 (or any successor page) or (z) if no such rate is available, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by Wachovia to first-tier banks in the London interbank Eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substa ntially equal to such Interest Period and in an amount substantially equal to the amount of Wachovia’s LIBOR Loan comprising part of such Borrowing, by (ii) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

“Lender” shall mean each financial institution signatory hereto and each other financial institution that becomes a “Lender” hereunder pursuant to Section 11.7, and their respective successors and assigns.

“Lending Office” shall mean, with respect to any Lender, the office of such Lender designated as such in such Lender’s Administrative Questionnaire or in connection with an Assignment and Assumption, or such other office as may be otherwise designated in writing from time to time by such Lender to the Borrower and the Administrative Agent.  A Lender may designate separate Lending Offices for the purposes of making or maintaining different Types of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

“Letter of Credit Exposure” shall mean, with respect to any Revolving Credit Lender at any time, such Lender’s ratable share (based on the proportion that its Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments at such time) of the sum of (i) the aggregate Stated Amount of all Letters of Credit outstanding at such time and (ii) the aggregate amount of all Reimbursement Obligations outstanding at such time.

“Letter of Credit Maturity Date” shall mean the fifth (5th) Business Day prior to the Revolving Credit Maturity Date.

“Letter of Credit Notice” has the meaning given to such term in Section 3.2.

“Letter of Credit Subcommitment” shall mean $10,000,000.

“Letters of Credit” has the meaning given to such term in Section 3.1.

“Leverage Ratio” shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Indebtedness as of such date to (ii) Consolidated Pro Forma EBITDA for the Borrower for the period of four consecutive fiscal quarters then ending.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

“Loans” shall mean any or all of the Term Loans, the Revolving Loans and the Swingline Loans.

“Margin Stock” shall have the meaning given to such term in Regulation U.

“Material Adverse Change” shall mean a material adverse change in the condition (financial or otherwise), operations, prospects, business, properties or assets of the Borrower and its Subsidiaries, taken as a whole.

“Material Adverse Effect” shall mean a material adverse effect upon (i) the condition (financial or otherwise), operations, prospects, business, properties or assets of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower and its Subsidiaries to perform their obligations, as a whole, under this Agreement or any of the other Credit Documents, or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit

Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder.

“Material Contract” shall have the meaning given to such term in Section 5.18.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

“Net Cash Proceeds” shall mean (i) in the case of any Equity Issuance or Debt Issuance, the aggregate cash payments received by the Borrower and its Subsidiaries less reasonable and customary fees and expenses (including underwriting discounts and commissions) incurred by the Borrower and its Subsidiaries in connection therewith and (ii) in the case of any Asset Disposition, the aggregate amount of all cash payments received by the Borrower and its Subsidiaries in connection with such Asset Disposition (including insurance and condemnation proceeds) less (x) reasonable fees and expenses incurred by the Borrower and its Subsidiaries in connection therewith, (y) Indebtedness to the extent the amount thereof is secured by a Lien on the property that is the subject of such Asset Disposition and the transferee of (or holder of the Lien on) such Propert y requires that such Indebtedness be repaid as a condition to such Asset Disposition, and (z) any income or transfer taxes paid or reasonably estimated by the Borrower to be payable by the Borrower and its Subsidiaries as a result of such Asset Disposition.

“Notes” shall mean any or all of the Term Notes, the Revolving Notes and the Swingline Note.

“Notice of Borrowing” shall have the meaning given to such term in Section 2.2(b).

“Notice of Conversion/Continuation” shall have the meaning given to such term in Section 2.11(b).

“Notice of Swingline Borrowing” shall have the meaning given to such term in Section 2.2(d).

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Obligations” shall mean all principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on the Loans and Reimbursement Obligations and all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Borrower or any Subsidiary Guarantor to the Administrative Agent, any Lender, the Swingline Lender, the Issuing Lender or any other Person entitled thereto, under this Agreement or any of the other Credit Documents, and all payment and other obligations owing or payable at any time by the Borrower to any Hedge Party under or in connection with any Hedge Agreement required or permitted by this Agreement, in each case whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, and whether existing by contract, operation of law or otherwise.

“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document.

“PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001), as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“PBGC” shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

“Participant” shall have the meaning given to such term in Section 11.7(d).

“Permitted Acquisition” shall mean (a) any Acquisition with respect to which all of the following conditions are satisfied: (i) each business acquired shall be within the permitted lines of business described in Section 8.8, (ii) any Capital Stock given as consideration in connection therewith shall be Capital Stock of the Borrower, (iii) the Acquisition, at no time, shall have been contested by the board of directors of the Target, (iv) in the case of an Acquisition involving the acquisition of control of Capital Stock of any Person, immediately after giving effect to such Acquisition such Person (or the surviving Person, if the Acquisition is effected through a merger or consolidation) shall be the Borrower or a Wholly Owned Subsidiary, and (v) all of the conditions and requirements of Sections 6.8, 6.9 and 6.10 applicable to such Acquisition are satisfied; or (b) any other Acquisition to which the Required Lenders (or the Administrative Agent on their behalf) shall have given their prior written consent (which consent may be in their sole discretion and may be given subject to such additional terms and conditions as the Required Lenders shall establish) and with respect to which all of the conditions and requirements set forth in this definition and in Section 6.8, and in or pursuant to any such consent, have been satisfied or waived in writing by the Required Lenders (or the Administrative Agent on their behalf).

“Permitted Liens” shall have the meaning given to such term in Section 8.3.

“Person” shall mean any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

“Plan” shall mean any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which the Borrower or any ERISA Affiliate may have any liability.

“Pledge Agreement” shall mean the Pledge Agreement made by the Borrower and the Subsidiaries party thereto in favor of the Administrative Agent, in substantially the form of Exhibit G, as amended, modified, restated or supplemented from time to time.

“Premium Funding Associates” shall mean Premium Funding Associates, Inc., a Connecticut corporation.

“Prepayment Account” shall have the meaning given to such term in Section 2.6(g).

“Pro Forma Balance Sheet” shall have the meaning given to such term in Section 5.11(b).

“Prohibited Transaction” shall mean any transaction described in (i) Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Internal Revenue Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Internal Revenue Code.

“Projections” shall have the meaning given to such term in Section 5.11(c).

“Refunded Swingline Loans” shall have the meaning given to such term in Section 2.2(e).

“Register” shall have the meaning given to such term in Section 11.7(c).

“Regulations D, T, U and X” shall mean Regulations D, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

“Reimbursement Obligation” shall have the meaning given to such term in Section 3.4.

“Reportable Event” shall mean (i) any “reportable event” within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Internal Revenue Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code), (ii) any such “reportable event” subject to advance notice to the PBGC under Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

“Required Lenders” shall mean the Lenders holding outstanding Loans (excluding Swingline Loans) and unutilized Commitments (or, after the termination of the Revolving Credit Commitments, outstanding Loans, Letter of Credit Exposure and participations in outstanding Swingline Loans) representing at least a majority of the aggregate, at such time, of all outstanding Loans (excluding Swingline Loans) and unutilized Commitments (or, after the termination of the Revolving Credit Commitments, the aggregate at such time of all outstanding Loans, Letter of Credit Exposure and participations in outstanding Swingline Loans).

“Required Revolving Credit Lenders” shall mean, at any time, the Revolving Credit Lenders holding outstanding Revolving Loans, Letter of Credit Exposure and Unutilized Revolving Credit Commitments (or, after the termination of the Revolving Credit Commitments, outstanding Revolving Loans, Letter of Credit Exposure and participations in outstanding Swingline Loans) representing at least a majority of the aggregate, at such time, of all outstanding Revolving Loans, Letter of Credit Exposure and Unutilized Revolving Credit Commitments (or, after the termination of the Revolving Credit Commitments, the aggregate at such time of all outstanding Revolving Loans, Letter of Credit Exposure and participations in outstanding Swingline Loans).

“Requirement of Law” shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

“Reserve Requirement” shall mean, with respect to any Interest Period, the reserve percentage (expressed as a decimal) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to Wachovia under Regulation D with respect to “Eurocurrency liabilities” within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

“Responsible Officer” shall mean, with respect to the Borrower, the president, the chief executive officer, the chief financial officer, any executive officer, or any other Financial Officer of the Borrower, and any other officer or similar official thereof responsible for the administration of the obligations of the Borrower in respect of this Agreement.

“Revolving Credit Commitment” shall mean, with respect to any Lender at any time, the commitment of such Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to the amount set forth opposite such Lender’s name on Schedule 1.1(a) under the caption “Revolving Credit Commitment” or, if such Lender has entered into one or more Assignment and Assumptions, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 11.7(c) as such Lender’s “Revolving Credit Commitment,” in either case, as such amount may be reduced at or prior to such time pursuant to the terms hereof.  The aggregate amount of the Revolving Credit Commitments as of the date hereof is $175,000,000.

“Revolving Credit Exposure” shall mean, with respect to any Revolving Credit Lender at any time, the sum of (i) the aggregate principal amount of all Revolving Loans made by such Lender that are outstanding at such time, (ii) such Lender’s Letter of Credit Exposure at such time and (iii) such Lender’s Swingline Exposure at such time.

“Revolving Credit Lender” shall mean any Lender having a Revolving Credit Commitment (or, after the Revolving Credit Commitments have terminated, any Lender holding outstanding Revolving Loans).

“Revolving Credit Maturity Date” shall mean December 15, 2009.

“Revolving Credit Termination Date” shall mean the Revolving Credit Maturity Date or such earlier date of termination of the Revolving Credit Commitments pursuant to Section 2.5 or Section 9.2.

“Revolving Loans” shall have the meaning given to such term in Section 2.1(d).

“Revolving Notes” shall mean the promissory notes of the Borrower in substantially the form of Exhibit A-2, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time.

“Sanctioned Person” means (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Security Documents” shall mean the Pledge Agreement and all other pledge or security agreements, mortgages, deeds of trust, assignments or other similar agreements or instruments executed and delivered by the Borrower or any of its Subsidiaries pursuant to Sections 6.9 and 6.10 or otherwise in connection with the attachment and perfection of the Administrative Agent’s security interests, and liens thereunder, including without limitation, UCC financing statements, related to the transactions contemplated hereby, in each case as amended, modified, restated or supplemented from time to time.

“Series” shall have the meaning given to such term in Section 2.20(a).

“Standard & Poor’s” shall mean Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc.

“Stated Amount” shall mean, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

“Subsidiary” shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency).  When used without reference to a parent entity, the term “Subsidiary” shall be deemed to refer to a Subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean any Subsidiary of the Borrower that is a guarantor under the Subsidiary Guaranty.

“Subsidiary Guaranty” shall mean a guaranty agreement made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, in substantially the form of Exhibit E, as amended, modified, restated or supplemented from time to time.

“Swingline Commitment” shall mean $10,000,000 or, if less, the aggregate Revolving Credit Commitments at the time of determination, as such amount may be reduced at or prior to such time pursuant to the terms hereof.

“Swingline Exposure” shall mean, with respect to any Revolving Credit Lender at any time, its maximum aggregate liability to make Refunded Swingline Loans pursuant to Section 2.2(e) to refund, or to purchase participations pursuant to Section 2.2(f) in, Swingline Loans that are outstanding at such time.

“Swingline Lender” shall mean Wachovia in its capacity as maker of Swingline Loans, and its successors in such capacity.

“Swingline Loans” shall have the meaning given to such term in Section 2.1(e).

“Swingline Maturity Date” shall mean the date that is five (5) Business Days prior to the Revolving Credit Maturity Date.

“Swingline Note” shall mean the promissory note of the Borrower in substantially the form of Exhibit A-3, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

“Target” shall mean a Person or business that is the subject of a Permitted Acquisition.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loans” shall mean the Tranche A Term Loans, the Tranche B Term Loans and the Incremental Term Loans, if any.

“Term Notes” shall mean the promissory notes of the Borrower in substantially the form of Exhibit A-1, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

“Terminating Indebtedness” has the meaning given to such term in Section 4.1(f).

“Tranche A Commitment” shall mean, with respect to any Lender at any time, the commitment of such Lender to make Tranche A Term Loans in an aggregate principal amount up to the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.7 as such Lender’s “Tranche A Commitment,” as such amount may be reduced at or prior to such time pursuant to the terms hereof.  The aggregate amount of the Tranche A Commitments as of the date hereof is $50,000,000.

“Tranche A Lender” shall mean any Lender having a Tranche A Commitment or holding outstanding Tranche A Term Loans.

“Tranche A Maturity Date” shall mean December 15, 2009.

“Tranche A Term Loans” shall have the meaning given to such term in Section 2.1(a).

“Tranche A Term Notes” shall mean Term Notes evidencing Tranche A Term Loans.

“Tranche B Commitment” shall mean, with respect to any Lender at any time, the commitment of such Lender to make Tranche B Term Loans in an aggregate principal amount up to the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.7 as such Lender’s “Tranche B Commitment,” as such amount may be reduced at or prior to such time pursuant to the terms hereof.  The aggregate amount of the Tranche B Commitments as of the date hereof is $200,000,000.

“Tranche B Lender” shall mean any Lender having a Tranche A Commitment or holding outstanding Tranche B Term Loans.

“Tranche B Maturity Date” shall mean December 15, 2011.

“Tranche B Term Loans” shall have the meaning given to such term in Section 2.1(b).

“Tranche B Term Notes” shall mean Term Notes evidencing Tranche B Term Loans.

“Type” shall have the meaning given to such term in Section 2.2(a).

“Unfunded Pension Liability” shall mean, with respect to any Plan or Multiemployer Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Internal Revenue Code for the applicable plan year.

“Unutilized Revolving Credit Commitment” shall mean, with respect to any Revolving Credit Lender at any time, such Lender’s Revolving Credit Commitment at such time less the sum of (i) the aggregate principal amount of all Revolving Loans made by such Lender that are outstanding at such time and (ii) such Lender’s Letter of Credit Exposure at such time.

“Unutilized Swingline Commitment” shall mean, with respect to the Swingline Lender at any time, the Swingline Commitment at such time less the aggregate principal amount of all Swingline Loans that are outstanding at such time.

“Wachovia” shall have the meaning given to such term in the introductory paragraph hereof.

“Wholly Owned” shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person.

1.2

Accounting Terms.  Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them in accordance with GAAP.  Notwithstanding anything to the contrary in this Agreement, for purposes of calculation of the financial covenants set forth in Article VII, all accounting determinations and computations hereunder shall be made in accordance with GAAP as in effect as of the date of this Agreement applied on a basis consistent with the application used in preparing the most recent financial statements of the Borrower referred to in Section 5.11(a).  In the event that any changes in GAAP after such date are required to be applied to the Borrower and would affect the computation of the financial covenants contained in Article VII, such changes shall be followed only from and after the date this Agreement shall have been amended to take into account any such changes.  Without limiting the foregoing, for purposes of this Agreement, Indebtedness, earnouts and other contingent obligations incurred in connection with an Acquisition shall be determined, calculated and accounted for in accordance with GAAP as in effect as of the date of this Agreement, notwithstanding any subsequent changes in GAAP.

1.3

Other Terms; Construction.  Unless otherwise specified or unless the context otherwise requires, all references herein to sections, annexes, schedules and exhibits are references to sections, annexes, schedules and exhibits in and to this Agreement, and all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto.  All references herein to the Lenders or any of them shall be deemed to include the Swingline Lender unless specifically provided otherwise or unless the context otherwise requires.

ARTICLE II

AMOUNT AND TERMS OF THE LOANS

2.1

Commitments.

(a)

Each Tranche A Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make a loan (each, a “Tranche A Term Loan,” and collectively, the “Tranche A Term Loans”) to the Borrower on the Closing Date in a principal amount not to exceed its Tranche A Commitment. No Tranche A Term Loans shall be made at any time after the Closing Date.  To the extent repaid, Tranche A Term Loans may not be reborrowed.

(b)

Each Tranche B Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make a loan (each, a “Tranche B Term Loan” and, collectively, the “Tranche B Term Loans”) to the Borrower on the Closing Date in a principal amount not to exceed its Tranche B Commitment.  No Tranche B Term Loans shall be made at any time after the Closing Date.  To the extent repaid, Tranche B Term Loans may not be reborrowed.  In connection with the making of the Tranche B Term Loans pursuant to this Section 2.1(b), any Tranche B Lender that also holds Existing Term Loans may, so long as it has delivered written notice to the Administrative Agent at least two (2) Business Days prior to the Closing Date, make all or any portion of the Tranche B Term Loans to be made by it hereunder by converting all or a portion of the outstanding principal amount of the Existing Term Loans into Tranche B Term Loans in a principal amount equal to the amount of Existing Term Loans so converted

(each such Existing Term Loan to the extent that it is to be converted a “Converted Term Loan”).  On the Closing Date, the Converted Term Loans shall be converted for all purposes of this Agreement into Tranche B Term Loans, and the Administrative Agent shall record in the Register the aggregate amounts of Converted Term Loans converted into Tranche B Term Loans.  Any written notice delivered by a Tranche B Lender to the Administrative Agent of a conversion of Existing Term Loans into Converted Term Loans shall be irrevocable.

(c)

If any Series of Incremental Term Loans are made under this Agreement, all Incremental Term Loans of such Series shall be made on the Incremental Term Loan Effective Date applicable to such Series of Incremental Term Loans.  To the extent repaid, Incremental Term Loans may not be reborrowed.

(d)

(i)

Each Revolving Credit Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a “Revolving Loan,” and collectively, the “Revolving Loans”) to the Borrower, from time to time on any Business Day during the period from and including the Closing Date to but not including the Revolving Credit Termination Date, in an aggregate principal amount at any time outstanding not greater than its Revolving Credit Commitment; provided that no Borrowing of Revolving Loans shall be made if, immediately after giving effect thereto (and to any concurrent repayment of Swingline Loans with proceeds of Revolving Loans made pursuant to such Borrowing), (y) the Revolving Credit Exposure of any Revolving Credit Lender would exceed its Revolving Credit Commitment at such time or (z) the Aggregate Revolving Credit Exposure would exceed the aggregate Revolving Credit Commitments at such time.  Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

(ii)

The Revolving Credit Maturity Date may be extended as follows:

(A)

The Borrower may, by notice (an “Extension Notice”) to the Administrative Agent (which shall promptly notify the Revolving Credit Lenders) not less than ninety (90) days prior to the Revolving Credit Maturity Date then in effect hereunder (the “Existing Revolving Credit Maturity Date”), request that each Revolving Credit Lender party hereto prior to any extension (an “Existing Revolving Credit Lender”) agree to extend the Existing Revolving Credit Maturity Date to a new proposed maturity date that is no later than 180 days prior to the Tranche B Maturity Date (the “Proposed Revolving Credit Maturity Date”).

(B)

Each Existing Revolving Credit Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent promptly given (but in no event later than that date (the “Notice Date”) which is fifteen (15) days following the date of the Extension Notice), advise the Administrative Agent whether or not such Existing Revolving Credit Lender agrees to such extension (and each Existing Revolving Credit Lender that determines not to agree to extend the Revolving Credit Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent (which shall notify the other Existing Revolving Credit Lenders) of such fact promptly after such determination (but in any event no later than the Notice Date), and any Existing Revolving Credit Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender).  The election of any Existing Revolving Credit Lender to agree to such extension shall not obligate any other Lender to so agree.

(C)

The Administrative Agent shall notify the Borrower of each Existing Revolving Credit Lender’s determination under this Section 2.1(d)(ii) no later than that date which is thirty (30) days after the Notice Date (or, if such date is not a Business Day, on the next succeeding Business Day).

(D)

The Borrower shall have the right on or before the Existing Revolving Credit Maturity Date to replace each Non-Extending Lender with, and add as “Revolving Credit Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) with the approval of the Administrative Agent (which approval shall not be unreasonably withheld), each of which Additional Commitment Lenders shall have entered into an agreement in form and substance satisfactory to the Borrower and the Administrative Agent pursuant to which such Additional Commitment Lender shall, effective as of the Existing Revolving Credit Maturity Date, undertake a Revolving Credit Commitment (and, if any such Additional Commitment Lender is already a Revolving Credit Lender, its Revolving Credit Commitment shall be in addition to such Lender’s Revolving Credit Commitment hereunder on such date); provided that prior to replacing any Non-Extending Lender with any Additional Commitment Lender, the Borrower shall have given each Revolving Credit Lender which has agreed to extend the Revolving Credit Maturity Date an opportunity to increase its Revolving Credit Commitment by an amount equal to all or a portion of the Non-Extending Lender’s Revolving Credit Commitments.

(E)

If (and only if) the total of the Revolving Credit Commitments of the Existing Revolving Credit Lenders that have agreed to so extend the Revolving Credit Maturity Date shall be more than fifty percent (50%) of the aggregate amount of the Revolving Credit Commitments in effect immediately prior to the Existing Revolving Credit Maturity Date, the Revolving Credit Maturity Date shall be extended to the Proposed Revolving Credit Maturity Date, which shall become the new Revolving Credit Maturity Date, and each Additional Commitment Lender shall thereupon become a “Revolving Credit Lender” for all purposes of this Agreement.

(F)

Notwithstanding the foregoing, the extension of the Revolving Credit Maturity Date pursuant to this Section 2.1(d)(ii) shall be effective with respect to any Revolving Credit Lender only if:

(x)

no Default or Event of Default shall have occurred and be continuing on the date of the Extension Notice or on the Existing Revolving Credit Maturity Date, and the representations and warranties set forth in Article V shall be true and correct on and as of each of said dates if made on and as of said dates; and

(y)

the Borrower shall have paid in full all amounts owing to each Non-Extending Lender hereunder on or before the Existing Revolving Credit Maturity Date.

(e)

The Swingline Lender agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a “Swingline Loan,” and collectively, the “Swingline Loans”) to the Borrower, from time to time on any Business Day during the period from the Closing Date to but not including the Swingline Maturity Date (or, if earlier, the Revolving Credit Termination Date), in an aggregate principal amount at any time outstanding not exceeding the Swingline Commitment, notwithstanding that the aggregate principal amount of Swingline Loans outstanding at any time, when added to the aggregate principal amount of the Revolving Loans made by the Swingline Lender in its capacity as a Revolving Credit Lender outstanding at such time and its Letter of Credit Exposure at such time, would exceed the Swingline Lender’s own Revolving Credit Commitment at such time; provided that no Borrowing of Swingline Loans shall be made if, immediately after giving effect thereto, (y) the Revolving Credit Exposure of any Revolving Credit Lender would exceed its Revolving Credit Commitment at such time or (z) the Aggregate Revolving Credit Exposure would exceed the aggregate Revolving Credit Commitments at such time.  Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay (including by means of a Borrowing of Revolving Loans pursuant to Section 2.2(e)) and reborrow Swingline Loans.

2.2

Borrowings.

(a)

The Tranche A Term Loans, Tranche B Term Loans and Revolving Loans (each, together with the Swingline Loans, a “Class” of Loan) shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each, a “Type” of Loan); provided that all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type.  The Swingline Loans shall be made and maintained as Base Rate Loans at all times.

(b)

In order to make a Borrowing (other than (x) Borrowings of Swingline Loans, which shall be made pursuant to Section 2.2(d), (y) Borrowings for the purpose of repaying Refunded Swingline Loans, which shall be made pursuant to Section 2.2(e), or unpaid Reimbursement Obligations, which shall be paid pursuant to Section 3.5, and (z) Borrowings involving continuations or conversions of outstanding Loans, which shall be made pursuant to Section 2.11), the Borrower will give the Administrative Agent written notice not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to each Borrowing to be comprised of LIBOR Loans and one (1) Business Day prior to each Borrowing to be comprised of Base Rate Loans; provided, however, that (i) requests for the Borrowing of the Tranche A Term Loans, Tranche B Term Loans and any Revolving Loans to be made on the Closing Date, and (ii) requests for the Borrowing of any Series of Incremental Term Loans and any Revolving Loans to be made on any Incremental Term Loan Effective Date, in each case may, at the discretion of the Administrative Agent, be given later than the times specified hereinabove.  Each such notice (each, a “Notice of Borrowing”) shall be irrevocable, shall be given in the form of Exhibit B-1 and shall specify (1) the aggregate principal amount, Class and initial Type of the Loans to be made pursuant to such Borrowing, (2) in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto, and (3) the requested Borrowing Date, which shall be a Business Day.  Upon its receipt of a Notice of Borrowing, the Administrative Agent will promptly notify each applicable Lender of the proposed Borrowing.  Notwithstanding anything to the contrary contained herein:

(i)

the aggregate principal amount of the Borrowing of Tranche A Term Loans shall be in the amount of the aggregate Tranche A Commitments;

(ii)

the aggregate principal amount of the Borrowing of Tranche B Term Loans shall be in the amount of the aggregate Tranche B Commitments;

(iii)

the aggregate principal amount of any Borrowing of any Series of Incremental Term Loans shall be in the amount of the aggregate Incremental Term Loan Commitments applicable to such Series of Incremental Term Loans;

(iv)

the aggregate principal amount of each Borrowing comprised of Base Rate Loans shall not be less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof (or, in the case of a Borrowing of Revolving Loans, if less, in the amount of the aggregate Revolving Credit Commitments less the Aggregate Revolving Credit Exposure), and the aggregate principal amount of each Borrowing comprised of LIBOR Loans shall not be less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof;

(v)

if the Borrower shall have failed to designate the Type of Loans comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of Base Rate Loans; and

(vi)

if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

(c)

Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date (which shall be (i) the Closing Date, in the case of the Tranche A Term Loans and Tranche B Term Loans and (ii) the applicable Incremental Term Loan Effective Date, in the case of any Series of Incremental Term Loans), each applicable Lender will make available to the Administrative Agent at its office referred to in Section 11.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Loan or Loans to be made by such Lender except, in the case of Tranche B Term Loans, to the extent such Lender elects to convert Existing Term Loans into Tranche B Term Loans pursuant to Section 2.1(b).  To the extent such Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Borrower in accordance with Section 2.3(a) and in like funds as received by the Administrative Agent.

(d)

In order to make a Borrowing of a Swingline Loan, the Borrower will give the Administrative Agent (and the Swingline Lender, if the Swingline Lender is not also the Administrative Agent) written notice not later than 11:00 a.m., Charlotte time, on the Business Day of such Borrowing.  Each such notice (each, a “Notice of Swingline Borrowing”) shall be irrevocable, shall be given in the form of Exhibit B-2 and shall specify (i) the principal amount of the Swingline Loan to be made pursuant to such Borrowing (which shall be in an integral multiple of $100,000 (or, if less, in the amount of the Unutilized Swingline Commitment)) and (ii) the requested Borrowing Date, which shall be a Business Day.  The Swingline Lender shall not make any Swingline Loan if, at the time of the requested Swingline Loan, the Swingline Lender shall have actual knowledge, or shall have received notice from any Lender, prior to the making of such Swingline Loan, that one or more of the conditions section forth in Section 4.1

(if applicable) or Section 4.2 are not then satisfied (or have not been waived in writing as required herein).  Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, except as set forth in the immediately preceding sentence, the Swingline Lender will make available to the Administrative Agent at its office referred to in Section 11.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the requested Swingline Loan.  To the extent the Swingline Lender has made such amount available to the Administrative Agent as provided hereinabove, the Administrative Agent will make such amount available to the Borrower in accordance with Section 2.3(a) and in like funds as received by the Administrative Agent.

(e)

With respect to any outstanding Swingline Loans, the Swingline Lender may at any time (whether or not an Event of Default has occurred and is continuing) in its sole and absolute discretion, and is hereby authorized and empowered by the Borrower to, cause a Borrowing of Revolving Loans to be made for the purpose of repaying such Swingline Loans by delivering to the Administrative Agent (if the Administrative Agent is different from the Swingline Lender) and each other Revolving Credit Lender (on behalf of, and with a copy to, the Borrower), not later than 11:00 a.m., Charlotte time, one (1) Business Day prior to the proposed Borrowing Date therefor, a notice (which shall be deemed to be a Notice of Borrowing given by the Borrower) requesting the Revolving Credit Lenders to make Revolving Loans (which shall be made initially as Base Rate Loans) on such Borrowing Date in an aggregate amount equal to the amount of such Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date such notice is given that the Swingline Lender requests to be repaid.  Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, each Revolving Credit Lender (other than the Swingline Lender) will make available to the Administrative Agent at its office referred to in Section 11.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Revolving Loan to be made by such Lender.  To the extent the Revolving Credit Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Administrative Agent, which shall apply such amounts in repayment of the Refunded Swingline Loans.  Notwithstanding any provision of this Agreement to the contrary, on the relevant Borrowing Date, the Refunded Swingline Loans (including the Swingline Lender’s ratable share thereof, in its capacity as a Revolving Credit Lender) shall be deemed to be repaid with the proceeds of the Revolving Loans made as provided above (including a Revolving Loan deemed to have been made by the Swingline Lender), and such Refunded Swingline Loans deemed to be so repaid shall no longer be outstanding as Swingline Loans but shall be outstanding as Revolving Loans.  If any portion of any such amount repaid (or deemed to be repaid) to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in any bankruptcy, insolvency or similar proceeding or otherwise, the loss of the amount so recovered shall be shared ratably among all the Revolving Credit Lenders in the manner contemplated by Section 2.15(b).

(f)

If, as a result of any bankruptcy, insolvency or similar proceeding with respect to the Borrower, Revolving Loans are not made pursuant to Section 2.2(e) in an amount sufficient to repay any amounts owed to the Swingline Lender in respect of any outstanding Swingline Loans, or if the Swingline Lender is otherwise precluded for any reason from giving a notice on behalf of the Borrower as provided for hereinabove, the Swingline Lender shall be deemed to have sold without recourse, representation or warranty, and each Revolving Credit Lender shall be deemed to have purchased and hereby agrees to purchase, a participation in such outstanding Swingline Loans in an amount equal to its ratable share (based on the proportion that its Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments at such time) of the unpaid amount thereof together with accrued interest thereon.  Upon one (1) Business Day’s prior notice from the Swingline Lender, each Revolving Credit Lender (other than the Swing line Lender) will make available to the Administrative Agent at its office referred to in Section 11.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to its respective participation.  To the extent the Revolving Credit Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Administrative Agent.  In the event any such Revolving Credit Lender fails to make available to the Administrative Agent the amount of such Lender’s participation as provided in this Section 2.2(f), the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date such amount is required to be made available for the account of the Swingline Lender until the date such amount is made available to the Swingline Lender at the Federal Funds Rate for the first three (3) Business Days and thereafter at the Adjusted Base Rate applicable to Revolving Loans.  Promptly following its receipt of any payment by or on behalf of the Borrower in respect of a Swingline Loan, the Swingline Lender will pay to each Revolving Credit Lender that has acquired a participation therein such Lender’s ratable share of such payment.

(g)

Notwithstanding any provision of this Agreement to the contrary, the obligation of each Revolving Credit Lender (other than the Swingline Lender) to make Revolving Loans for the purpose of repaying any Refunded Swingline Loans pursuant to Section 2.2(e) and each such Lender’s obligation to purchase a participation in any unpaid Swingline Loans pursuant to Section 2.2(f) (other than, in each case, with respect to Swingline Loans made in violation of the third sentence of Section 2.2(d)) shall be absolute and unconditional and shall not be affected by any circumstance or event whatsoever, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Swingline Lender, the Administrative Agent, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of any Default or Event of Default, (iii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries, or (iv) any breach of this Agreement by any party hereto.

2.3

Disbursements; Funding Reliance; Domicile of Loans.

(a)

The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any of the Authorized Officers; provided that the Administrative Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter.  The Borrower may at any time deliver to the Administrative Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

(b)

Unless the Administrative Agent has received, prior to 1:00 p.m., Charlotte time, on the relevant Borrowing Date, written notice from a Lender that such Lender will not make available to the Administrative Agent such Lender’s ratable portion, if any, of the relevant Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent in immediately available funds on such date in accordance with the applicable provisions of Section 2.2 or Section 3.5, and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the Borrower.  If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, and the Administrative Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, (i) in the case of such Lender, at the Federal Funds Rate, and (ii) in the case of the Borrower, at the rate of interest applicable at such time to the Type and Class of Loans comprising such Borrowing, as determined under the provisions of Section 2.8.  If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.  The failure of any Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan as part of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing.  The Administrative Agent shall promptly give notice to the Borrower after it obtains knowledge that a Lender will not make funds available hereunder.

(c)

Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

2.4

Evidence of Debt; Notes.

(a)

Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the applicable Lending Office of such Lender resulting from each Loan made by such Lending Office of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lending Office of such Lender from time to time under this Agreement.

(b)

The Administrative Agent shall maintain the Register pursuant to Section 11.7(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each such Loan, the Class and Type of each such Loan and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of each such Loan and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of each such Loan and each Lender’s share thereof.

(c)

The entries made in the accounts, Register and subaccounts maintained pursuant to Section 2.4(b) (and, if consistent with the entries of the Administrative Agent, Section 2.4(a)) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(d)

The Loans of each Class made by each Lender shall, if requested by the applicable Lender (which request shall be made to the Administrative Agent), be evidenced (i) in the case of Term Loans, by a Term Note appropriately completed in substantially the form of Exhibit A-1, (ii) in the case of Revolving Loans, by a Revolving Note appropriately completed in substantially the form of Exhibit A-2, and (iii) in the case of the Swingline Loans, by a Swingline Note appropriately completed in substantially the form of Exhibit A-3, in each case executed by the Borrower and payable to the order of such Lender.  Each Note shall be entitled to all of the benefits of this Agreement and the other Credit Documents and shall be subject to the provisions hereof and thereof.

2.5

Termination and Reduction of Commitments and Swingline Commitment.

(a)

The Tranche A Commitments and the Tranche B Commitments shall be automatically and permanently terminated concurrently with the making of the Tranche A Term Loans and the Tranche B Term Loans, respectively on the Closing Date.  The Incremental Term Loan Commitments relating to any Series of Incremental Term Loans shall be automatically and permanently terminated on the Incremental Term Loan Effective Date relating to such Series of Incremental Term Loans, unless the Incremental Term Loans of such Series have been made in full prior to such date, in which event such Incremental Term Loan Commitments shall terminate on such earlier date.  The Revolving Credit Commitments shall be automatically and permanently terminated on the Revolving Credit Termination Date unless sooner terminated pursuant to any other provision of this Section 2.5 or Section 9.2.  The Swingline Commitment shall be automatically and permanently terminated on the Swingline Maturity Date, unless sooner terminated pursuant to any other provision of this Section 2.5 or Section 9.2.

(b)

The Revolving Credit Commitments shall, on each date upon which a prepayment of the Loans is required under Section 2.6(e) or 2.6(f) (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, be automatically and permanently reduced by the amount, if any, by which the amount of such required prepayment (determined as if an unlimited amount of Term Loans were then outstanding) exceeds the aggregate principal amount of Term Loans then actually outstanding, as more particularly set forth in Section 2.6(g).

(c)

At any time and from time to time after the date hereof, upon not less than five (5) Business Days’ prior written notice to the Administrative Agent (and, in the case of a termination or reduction of the Unutilized Swingline Commitment, the Swingline Lender), the Borrower may terminate in whole or reduce in part the aggregate Unutilized Revolving Credit Commitments or the Unutilized Swingline Commitment; provided that any such partial reduction shall be in an aggregate amount of not less than $5,000,000 ($1,000,000 in the case of the Unutilized Swingline Commitment) or, if greater, an integral multiple of $1,000,000 in excess thereof; provided further that the Borrower may not reduce the aggregate Unutilized Revolving Credit Commitments below the amount of Swingline Loans outstanding at the time of such reduction.  The amount of any termination or reduction made under this Section 2.5(c) may not thereafter be reinstated.

(d)

Each reduction of the Revolving Credit Commitments pursuant to this Section 2.5 shall be applied ratably among the Revolving Credit Lenders according to their respective Revolving Credit Commitments.  Notwithstanding any provision of this Agreement to the contrary, any reduction of the Revolving Credit Commitments pursuant to this Section 2.5 that has the effect of reducing the aggregate Revolving Credit Commitments to an amount less than the amount of the Swingline Commitment at such time shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the aggregate Revolving Credit Commitments (as so reduced), without any further action on the part of the Borrower or the Swingline Lender.

2.6

Mandatory Payments and Prepayments.

(a)

Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the Borrower will repay the aggregate outstanding principal of the Tranche A Term Loans on the dates and in the amounts set forth below:

Date	Payment Amount
March 31, 2005	$1,250,000
June 30, 2005	$1,250,000
September 30, 2005	$1,250,000
December 31, 2005	$1,250,000
March 31, 2006	$1,875,000
June 30, 2006	$1,875,000
September 30, 2006	$1,875,000
December 31, 2006	$1,875,000
March 31, 2007	$2,500,000
June 30, 2007	$2,500,000
September 30, 2007	$2,500,000
December 31, 2007	$2,500,000
March 31, 2008	$3,125,000
June 30, 2008	$3,125,000
September 30, 2008	$3,125,000
December 31, 2008	$3,125,000
March 31, 2009	$3,750,000
June 30, 2009	$3,750,000
September 30, 2009	$3,750,000
Tranche A Maturity Date	$3,750,000

(b)

Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the Borrower will repay the aggregate outstanding principal of the Tranche B Term Loans on the dates and in the amounts set forth below:

Date	Payment Amount
March 31, 2005	$500,000
June 30, 2005	$500,000
September 30, 2005	$500,000
December 31, 2005	$500,000
March 31, 2006	$500,000
June 30, 2006	$500,000
September 30, 2006	$500,000
December 31, 2006	$500,000
March 31, 2007	$500,000
June 30, 2007	$500,000
September 30, 2007	$500,000
December 31, 2007	$500,000
March 31, 2008	$500,000
June 30, 2008	$500,000
September 30, 2008	$500,000
December 31, 2008	$500,000
March 31, 2009	$500,000
June 30, 2009	$500,000
September 30, 2009	$500,000
December 31, 2009	$500,000
March 31, 2010	$500,000
June 30, 2010	$500,000
September 30, 2010	$500,000
December 31, 2010	$500,000
March 31, 2011	$500,000
June 30, 2011	$500,000
September 30, 2011	$500,000
Tranche B Maturity Date	$186,500,000

(c)

Except to the extent due or paid sooner pursuant to the provisions of this Agreement, (i) the aggregate outstanding principal of the Tranche A Term Loans shall be due and payable in full on the Tranche A Maturity Date, (ii) the aggregate outstanding principal of the Tranche B Term Loans shall be due and payable in full on the Tranche B Maturity Date, (iii) the aggregate outstanding principal of the Revolving Loans shall be due and payable in full on the Revolving Credit Maturity Date, and (iv) the aggregate outstanding principal of the Swingline Loans shall be due and payable in full on the Swingline Maturity Date.

(d)

In the event that, at any time, the Aggregate Revolving Credit Exposure (excluding the aggregate amount of any Swingline Loans to be repaid with proceeds of Revolving Loans made on the date of determination) shall exceed the aggregate Revolving Credit Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrower will immediately prepay the outstanding principal amount of the Swingline Loans and, to the extent of any excess remaining after prepayment in full of outstanding Swingline Loans, the Borrower will immediately prepay the outstanding principal amount of the Revolving Loans in the amount of such excess; provided that, to the extent such excess amount is greater than the aggregate principal amount of Swingline Loans and Revolving Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Administrative Agent and held in the Cash Collateral Account as cover for Letter of Credit Exposure, as more particularly described in Section 3.8, and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Exposure by an equivalent amount.

(e)

Promptly upon (and in any event not later than two (2) Business Days after) its receipt thereof, the Borrower will prepay the outstanding principal amount of the Loans in an amount equal to 25% of the Net Cash Proceeds from any Equity Issuance and 100% of the Net Cash Proceeds from any Debt Issuance, and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds.

(f)

The Borrower will, within 180 days after its receipt thereof and to the extent not subsequently applied towards Permitted Acquisitions consummated or other capital assets purchased within such 180-day period, prepay the outstanding principal amount of the Loans in an amount equal to (i) 100% of the excess of the Net Cash Proceeds from any Asset Disposition over $15,000,000 and (ii) 100% of the excess of the Net Cash Proceeds from any Asset Disposition over (x) together with the aggregate of the Net Cash Proceeds from all Asset Dispositions occurring within the same fiscal year, $25,000,000, or (y) together with the aggregate of the Net Cash Proceeds from all Asset Dispositions occurring after the Closing Date, $75,000,000, whichever is greater.  The Borrower will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds.  Notwithstanding the foregoing, nothing in this Section 2.6(f) shall be deemed to permit any Asset Disposition not expressly permitted under Section 8.4.

(g)

Each prepayment of the Loans made pursuant to Section 2.6(e) or 2.6(f) shall be applied (i) first, to reduce the outstanding principal amount of the Tranche A Term Loans and Tranche B Term Loans on a pro rata basis, with such reduction to be applied to the remaining scheduled principal payments on the Tranche A Term Loans and Tranche B Term Loans on a pro rata basis according to the amount of each such scheduled payment (provided, however, that promptly upon notification thereof, one or more Tranche B Lenders may decline to accept any such prepayment to the extent there are sufficient amounts of Tranche A Term Loans outstanding to be paid with such declined prepayments, in which case, such declined payments shall be allocated pro rata among the Tranche A Term Loans and the Tranche B Term Loans held by Lenders accepting such prepayments (it being understood that the Tranche B Lenders will have no such right to decline prepayments if there are insufficient amounts of Tranche A Term Loans outstanding to be repaid)), (ii) second, to the extent of any excess remaining after application as provided in clause (i) above, to reduce the outstanding principal amount of the Swingline Loans, with a corresponding reduction to the Revolving Credit Commitments as provided in Section 2.5(b), (iii) third, to the extent of any excess remaining after application as provided in clauses (i) and (ii) above, to reduce the outstanding principal amount of the Revolving Loans, with a corresponding reduction to the Revolving Credit Commitments as provided in Section 2.5(b), and (iv) fourth, to the extent of any excess remaining after application as provided in clauses (i), (ii) and (iii) above, to pay any outstanding Reimbursement Obligations, and thereafter to cash collateralize Letter of Credit Exposure pursuant to Section 3.8.  Within each Class of Loans, each payment or prepayment shall be applied first to prepay all Base Rate Loans, and any excess shall, at the option of the Borrower, be applied to prepay any LIBOR Loans of such Class immediately and/or deposited in a separate Prepayment Account (as defined below) for the Loans of such Class.  The Administrative Agent shall apply any cash deposited in the Prepayment Account for any Class of Loans to prepay LIBOR Loans of such Class on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date), in ascending order of length of the remaining portion of their then current Interest Periods, until all outstanding Loans of such Class have been prepaid or until the allocable cash on deposit in the Prepayment Account for such Class has been exhausted.  For purposes of this Agreement, “Prepayment Account” for any Class of Loans shall mean an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this Section 2.6(g).  The Administrative Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account for any Class of Loans in Cash Equivalents that mature prior to the last day of the applicable Interest Periods of the LIBOR Loans of such Class to be prepaid; provided, however, that (i) the Administrative Agent shall not be required to make any investment that, in its sole business judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of law, statute, rule or regulation, and (ii) if an Event of Default shall have occurred and be continuing, the selection of such investments shall be in the sole discretion of the Administrative Agent.  Other than interest earned on such investments, the Prepayment Accounts shall not bear interest.  Interest or profits, if any, on such investments shall be deposited in the applicable Prepayment Account and reinvested and disbursed as set forth above.  If the maturity of the Loans has been accelerated pursuant to Article IX, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account for any Class of Loans to satisfy any of the Obligations related to such Class of Loans (provided that such amounts shall be applied first to repay all outstanding Base Rate Loans).  The Borrower hereby pledges and assigns to the Administrative Agent, for its benefit and the benefit of the Lenders, each Prepayment Account established hereunder to secure the Obligations related to such Class of Loans.

(h)

Each payment or prepayment of a LIBOR Loan made pursuant to the provisions of this Section 2.6 on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under Section 2.18 to be paid as a consequence thereof.

(i)

Each payment or prepayment pursuant to the provisions of this Section 2.6 shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

2.7

Voluntary Prepayments.

(a)

At any time and from time to time, the Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon written notice given to the Administrative Agent not later than 11:00 a.m., Charlotte time, five (5) Business Days prior to each intended prepayment of LIBOR Loans and one (1) Business Day prior to each intended prepayment of Base Rate Loans (other than Swingline Loans, which may be repaid on a same-day basis); provided that (i) each partial prepayment shall be in an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof (an integral multiple of $100,000 in the case of Swingline Loans), (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and (iii) unless made together with all amounts required under Section 2.18 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto.  Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount, Class and Type of the Loans to be prepaid (and, in the case of LIBOR Loans, the Interest Period of the Borrowing pursuant to which made), and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein.  Revolving Loans and Swingline Loans (but not Term Loans) prepaid pursuant to this Section 2.7(a) may be reborrowed, subject to the terms and conditions of this Agreement.

(b)

Each prepayment of the Term Loans made pursuant to Section 2.7(a) shall be applied to reduce the outstanding principal amount of the Tranche A Term Loans and Tranche B Term Loans on a pro rata basis, with such reduction to be applied to the remaining scheduled principal payments on the Tranche A Term Loans and Tranche B Term Loans on a pro rata basis according to the amount of each such scheduled payment (provided, however, that promptly upon notification thereof, one or more Tranche B Lenders may decline to accept any such prepayment to the extent there are sufficient amounts of Tranche A Term Loans outstanding to be paid with such declined prepayments, in which case, such declined payments shall be allocated pro rata among the Tranche A Term Loans and the Tranche B Term Loans held by Lenders accepting such prepayments (it being understood that the Tranche B Lenders will have no such right to decline prepayments if there are insufficient amounts of Tranche A Term Loans outstanding to be repaid)).  Each prepayment of the Loans made pursuant to Section 2.7(a) shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

2.8

Interest.

(a)

The Borrower will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Adjusted Base Rate applicable to the Class of such Loan, as in effect from time to time during such periods as such Loan is a Base Rate Loan, and (ii) at the Adjusted LIBOR Rate applicable to the Class of such Loan, as in effect from time to time during such periods as such Loan is a LIBOR Loan.

(b)

Upon the occurrence and during the continuance of any default by the Borrower in the payment of any principal of or interest on any Loan, any fees or other amount hereunder when due (whether at maturity, pursuant to acceleration or otherwise), and (at the election of the Required Lenders) upon the occurrence and during the continuance of any Event of Default, all outstanding principal amounts of the Loans and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Adjusted Base Rate or the Adjusted LIBOR Rate) plus 2% (or, in the case of fees and other amounts, at the Adjusted Base Rate applicable to the Loans plus 2%), and, in each case, such default interest shall be payable on demand.  To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

(c)

Accrued (and theretofore unpaid) interest shall be payable as follows:

(i)

in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6, except as provided hereinbelow), in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date; provided that in the event the Loans are repaid or prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

(ii)

in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6, except as provided hereinbelow), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of Section 2.10(iv)) and (z) in addition, in the case of a LIBOR Loan with an Interest Period having a duration of six months or longer, on each date on which interest would have been payable under clause (y) above had successive Interest Periods of three months’ duration been applicable to such LIBOR Loan; provided that in the event all LIBOR Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

(iii)

in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

(d)

Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law.  If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount.  In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

(e)

The Administrative Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation, and upon each change in the Base Rate; provided, however, that the failure of the Administrative Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Administrative Agent to the Borrower or any Lender.  Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

2.9

Fees.  The Borrower agrees to pay:

(a)

To the Arranger and Wachovia, for their own respective accounts, on the Closing Date, the fees required under the Fee Letter to be paid to them on the Closing Date, in the amounts due and payable on the Closing Date as required by the terms thereof;

(b)

To the Administrative Agent, for the account of each Revolving Credit Lender, a commitment fee (the “Commitment Fee”) for each calendar quarter (or portion thereof) for the period from the date of this Agreement to the Revolving Credit Termination Date, at a per annum rate equal to the Applicable Margin Percentage in effect for such fee from time to time during such quarter, on such Lender’s ratable share (based on the proportion that its Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments) of the average daily aggregate Unutilized Revolving Credit Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the Revolving Credit Termination Date;

(c)

To the Administrative Agent, for the account of each Revolving Credit Lender, a letter of credit fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate equal to the Applicable Margin Percentage in effect from time to time during such quarter for Revolving Loans that are maintained as LIBOR Loans, on such Lender’s ratable share (based on the proportion that its Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments) of the daily average aggregate Stated Amount of such Letters of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the Revolving Credit Termination Date and the date of termination of the last outstanding Letter of Credit;

(d)

To the Issuing Lender, for its own account, a facing fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate of 0.125% on the daily average aggregate Stated Amount of such Letters of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the Revolving Credit Termination Date and the date of termination of the last outstanding Letter of Credit;

(e)

To the Issuing Lender, for its own account, such commissions, transfer fees and other fees and charges incurred in connection with the issuance and administration of each Letter of Credit as are customarily charged from time to time by the Issuing Lender for the performance of such services in connection with similar letters of credit, or as may be otherwise agreed to by the Issuing Lender, but without duplication of amounts payable under Section 2.9(d); and

(f)

To the Administrative Agent, for its own account, the annual administrative fee described in the Fee Letter on the terms, in the amount and at the times set forth therein.

2.10

Interest Periods.  Concurrently with the giving of a Notice of Borrowing or Notice of Conversion/Continuation in respect of any Borrowing (whether in respect of Term Loans or Revolving Loans) comprised of Base Rate Loans to be converted into, or LIBOR Loans to be continued as, LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an “Interest Period”) to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period; provided, however, that:

(i)

all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

(ii)

the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such LIBOR Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii)

LIBOR Loans may not be outstanding under more than ten (10) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

(iv)

if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

(v)

no Interest Period may be selected with respect to the Term Loans that would end after a scheduled date for repayment of principal of such Term Loans occurring on or after the first day of such Interest Period unless, immediately after giving effect to such selection, the aggregate principal amount of Term Loans that are Base Rate Loans or that have Interest Periods expiring on or before such principal repayment date equals or exceeds the principal amount required to be paid on such principal repayment date;

(vi)

the Borrower may not select any Interest Period that begins prior to the third (3rd) Business Day after the Closing Date or that expires (x) after the Tranche A Maturity Date, with respect to Tranche A Term Loans that are to be maintained as LIBOR Loans, (y) after the Tranche B Maturity Date, with respect to Tranche B Term Loans that are to be maintained as LIBOR Loans, or (z) after the Revolving Credit Maturity Date, with respect to Revolving Loans that are to be maintained as LIBOR Loans;

(vii)

if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

(viii)

no Interest Period shall commence for any LIBOR Loan (including a conversion of, or continuation into, a LIBOR Loan) on any day on which there are Swingline Loans outstanding.

2.11

Conversions and Continuations.

(a)

The Borrower shall have the right, on any Business Day occurring on or after the Closing Date, to elect (i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans of any Class into LIBOR Loans of the same Class, or to convert any LIBOR Loans of any Class the Interest Periods for which end on the same day into Base Rate Loans of the same Class, or (ii) upon the expiration of any Interest Period, to continue all or a portion of the outstanding principal amount of any LIBOR Loans of any Class the Interest Periods for which end on the same day for an additional Interest Period; provided that (w) any such conversion of LIBOR Loans into Base Rate Loans shall involve an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof; any such conversion of Base Rate Loans into, or continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; and no partial conversion of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (x) except as otherwise provided in Section 2.16(f), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under Section 2.18 to be paid as a consequence thereof), (y) no such conversion or continuation shall be permitted with regard to any Base Rate Loans that are Swingline Loans, and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.

(b)

The Borrower shall make each such election by giving the Administrative Agent written notice not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to the intended effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans and one (1) Business Day prior to the intended effective date of any conversion of LIBOR Loans into Base Rate Loans.  Each such notice (each, a “Notice of Conversion/Continuation”) shall be irrevocable, shall be given in the form of Exhibit B-3 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount, Class and Type of the Loans being converted or continued.  Upon the receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each applicable Lender of the proposed conversion or continuation.  In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof).  In the event the Borrower shall have failed to select in a Notice of Conversion/Continuation the duration of the Interest Period to be applicable to any conversion into, or continuation of, LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

2.12

Method of Payments; Computations.

(a)

All payments by the Borrower hereunder shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Administrative Agent, for the account of the Lenders entitled to such payment or the Swingline Lender, as the case may be (except as otherwise expressly provided herein as to payments required to be made directly to the Issuing Lender or the Lenders) at its office referred to in Section 11.5, prior to 12:00 noon, Charlotte time, on the date payment is due.  Any payment made as required hereinabove, but after 12:00 noon, Charlotte time, shall be deemed to have been made on the next succeeding Business Day.  If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of Section 2.10(iv) are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

(b)

The Administrative Agent will promptly distribute to the Lenders like amounts relating to payments made to the Administrative Agent for the account of the Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte time, in immediately available funds, the Administrative Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender’s ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 12:00 noon, Charlotte time, or in other than immediately available funds, the Administrative Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected).  If the Administrative Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Administrative Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the

Administrative Agent until the date repaid to such Lender.  The Administrative Agent will distribute to the Issuing Lender like amounts relating to payments made to the Administrative Agent for the account of the Issuing Lender in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Lenders.

(c)

Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that such payment will not be made in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance on such assumption, but shall not be obligated to, cause to be distributed to such Lender on such due date an amount equal to the amount then due to such Lender.  If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, and without limiting the obligation of the Borrower to make such payment in accordance with the terms hereof, such Lender shall repay to the Administrative Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Administrative Agent, at the Federal Funds Rate.

(d)

All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of 365 or 366 days, as the case may be (in the case of Base Rate Loans), or 360 days (in all other instances), and the actual number of days (including the first day, but excluding the last day) elapsed.

(e)

Notwithstanding any other provision of this Agreement or any other Credit Document to the contrary, all amounts collected or received by the Administrative Agent or any Lender after acceleration of the Loans pursuant to Section 9.2 or in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied by the Administrative Agent as follows:

(i)

first, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees irrespective of whether such fees are allowed as a claim after the occurrence of a Bankruptcy Event) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Security Documents;

(ii)

second, to the payment of any fees owed to the Administrative Agent hereunder or under any other Credit Document;

(iii)

third, to the payment of all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees irrespective of whether such fees are allowed as a claim after the occurrence of a Bankruptcy Event) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Obligations owing to such Lender;

(iv)

fourth, to the payment of all of the Obligations consisting of accrued fees and interest (including, without limitation, fees incurred and interest accruing at the then applicable rate after the occurrence of a Bankruptcy Event irrespective of whether a claim for such fees incurred and interest accruing is allowed in such proceeding), and including with respect to any Hedge Agreement between the Borrower and any Hedge Party (to the extent such Hedge Agreement is required or permitted hereunder), any fees, premiums and scheduled periodic payments due under such Hedge Agreement prior to any termination thereof and any interest accrued thereon;

(v)

fifth, to the payment of the outstanding principal amount of the Obligations (including the payment of any outstanding Reimbursement Obligations and the obligation to cash collateralize Letter of Credit Exposure), and including with respect to any Hedge Agreement between the Borrower and any Hedge Party (to the extent such Hedge Agreement is required or permitted hereunder), any breakage, termination or other payments due under such Hedge Agreement and any interest accrued thereon;

(vi)

sixth, to the payment of all other Obligations and other obligations that shall have become due and payable under the Credit Documents or otherwise and not repaid; and

(vii)

seventh, to the payment of the surplus (if any) to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category, (y) all amounts shall be apportioned ratably among the Lenders or Hedge Parties in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively pursuant to clauses (iii) through (vii) above, and (z) to the extent that any amounts available for distribution pursuant to clause (v) above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent to cash collateralize Letter of Credit Exposure pursuant to Section 3.8.

2.13

Recovery of Payments.

(a)

The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Administrative Agent, the Swingline Lender, any Lender or the Issuing Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

(b)

If any amounts distributed by the Administrative Agent to any Lender are subsequently returned or repaid by the Administrative Agent to the Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the

Administrative Agent, pay the Administrative Agent such amount.  If any such amounts are recovered by the Administrative Agent from the Borrower or its representative or successor in interest, the Administrative Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

2.14

Use of Proceeds.  The proceeds of the Loans shall be used (i) first, to repay the Terminating Indebtedness in full, (ii) second, to pay or reimburse reasonable transaction fees and expenses in connection with the closing of the transactions contemplated hereby, and (iii) thereafter, for working capital and general corporate purposes and in accordance with the terms and provisions of this Agreement (including to finance Permitted Acquisitions in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions set forth in Section 6.8).

2.15

Pro Rata Treatment.

(a)

Except in the case of Swingline Loans, all fundings, continuations and conversions of Loans of any Class shall be made by the Lenders pro rata on the basis of their respective Commitments to provide Loans of such Class (in the case of the initial funding of Loans of such Class pursuant to Section 2.2) or on the basis of their respective outstanding Loans of such Class (in the case of continuations and conversions of Loans of such Class pursuant to Section 2.11, and additionally in all cases in the event the Commitments for Loans of such Class have expired or have been terminated), as the case may be from time to time.  All payments on account of principal of or interest on any Loans, fees or any other Obligations owing to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

(b)

Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker’s lien, counterclaim or cross action, or otherwise, other than pursuant to Section 11.7) applicable to the payment of any of the Obligations that exceeds its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of such Obligations due and payable to all Lenders at such time) of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this Section 2.15(b) may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker’s lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation.  If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.15(b) to share in the benefits of any recovery on such secured claim.

2.16

Increased Costs; Change in Circumstances; Illegality; etc.

(a)

If any Change in Law shall:

(i)

impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except the Reserve Requirement reflected in the LIBOR Rate) or the Issuing Lender;

(ii)

subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.17 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Lender); or

(iii)

impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or the Issuing Lender, the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as shall compensate such Lender or the Issuing Lender, as the case may be, for such increase in costs incurred or reduction in return.

(b)

If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any Lending Office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into account such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing

Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

(c)

A certificate of a Lender or the Issuing Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Section 2.16(a) or Section 2.16(b) and delivered to the Borrower shall be conclusive absent manifest error; provided that the determination of such amount or amounts is made in good faith.  The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)

Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to the foregoing provisions of this Section 2.16 shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to the foregoing provisions of this Section 2.16 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)

If, on or prior to the first day of any Interest Period, (y) the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Administrative Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of “LIBOR Rate” upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Administrative Agent will forthwith so notify the Borrower and the Lenders.  Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Administrative Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Administrative Agent), and the Administrative Agent shall have so notified the Borrower and the Lenders.

(f)

Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Administrative Agent and the Borrower.  Upon such notice, (i) each of such Lender’s then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice) and to the extent not sooner prepaid, be converted into a Base Rate Loan, (ii) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing for which the Administrative Agent has received a Notice of Borrowing but for which the Borrowing Date has not arrived), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan, in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Administrative Agent, and the Administrative Agent shall have so notified the Borrower.

2.17

Taxes.

(a)

Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Credit Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) the Administrative Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower will make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)

Without limiting the provisions of Section 2.17(a), the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)

The Borrower will indemnify the Administrative Agent, each Lender and the Issuing Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

(d)

As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)

Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Credit Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)

duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)

duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv)

any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(f)

If the Administrative Agent, any Lender or the Issuing Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Lender in the event the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such Governmental Authority.  This Section 2.17(f) shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

2.18

Compensation.  The Borrower will compensate each Lender upon demand for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans) that such Lender may incur or sustain (i) if for any reason (other than a failure on the part of such Lender) a Borrowing or continuation of, or conversion into, a LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of acceleration of the maturity of the Loans pursuant to Section 9.2), (iii) if any prepayment of any LIBOR Loan is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any LIBOR Loan when due hereunder.  Calculation of all amounts payable to a Lender under this Section 2.18 shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.18.  Determinations by any Lender for purposes of this Section 2.18 of any such losses, expenses or liabilities shall, absent manifest error, be conclusive; provided that such determinations are made in good faith.

2.19

Replacement of Lenders.

(a)

The Borrower may, at any time at its sole expense and effort, require any Lender (i) that has requested compensation from the Borrower under Section 2.16(a) or Section 2.16(b) or payments from the Borrower under Section 2.17 or (ii) the obligation of which to make or maintain LIBOR Loans has been suspended under Section 2.16(e), in any case upon notice to such Lender and the Administrative Agent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.7), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)

the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.7(b)(iv);

(ii)

such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and any funded participations in Letters of Credit not refinanced through the Borrowing of Revolving Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.18) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)

in the case of any such assignment resulting from a request for compensation under Section 2.16(a) or 2.16(b) or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)

such assignment does not conflict with applicable Requirements of Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(b)

If any Lender requests compensation under Sections 2.16(a) or 2.16(b), or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender gives a notice pursuant to Section 2.16(e), then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.16(a), 2.16(b) or 2.17, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 2.16(e), as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

2.20

Incremental Term Loans.

(a)

At any time and from time to time prior to December 31, 2006, the Borrower may request one or more additional term loan facilities, in accordance with the procedures set forth in Sections 2.20(b) and 2.20(c).  Each loan to be made under any such additional facility is referred to herein as an “Incremental Term Loan” and, collectively, as the “Incremental Term Loans.”  All Incremental Term Loans made on the same day shall be deemed to be a separate “Series” of Incremental Term Loans.  The aggregate principal amount of the Incremental Term Loans made hereunder shall not exceed $75,000,000 (without regard to any repayment of such Incremental Term Loans).  The initial aggregate principal amount of all Incremental Term Loans of the same Series shall not be less than $10,000,000 (or, if less, in an amount equal to $75,000,000 minus the aggregate principal amount of Incremental Term Loans previously made pursuant to this Section 2.20).  The Incremental Term Loans of any Series shall:

(i)

upon the Incremental Term Loan Effective Date relating to such Series, constitute part of, and be added to, the Tranche B Term Loans (and the Incremental Term Lenders of such Series shall become Tranche B Lenders) for all purposes under this Agreement and the other Credit Documents, including for purposes of the sharing of Collateral and guarantees under the Security Documents all on a pari passu basis with all other Obligations;

(ii)

be issued at par without any original issue discount;

(iii)

bear interest at the same rates applicable to the Tranche B Term Loans or have such other pricing as may be agreed by the Borrower, the Administrative Agent and the Incremental Term Lenders of such Series; provided, however, that if the margins to be added to the Base Rate or the LIBOR Rate for any Series of Incremental Term Loans are greater than the margins set forth for Tranche B Term Loans in the definition of “Applicable Margin Percentage” contained in Section 1.1, the Applicable Margin Percentages for outstanding Tranche B Term Loans shall automatically be increased to any extent required so that the margin or margins applicable thereto are equal to the margin for such Series of Incremental Term Loans, without any action or consent of the Borrower, the Administrative Agent or any Lender; and

(iv)

require amortization payments on the same dates and in an amount which shall be the same (on a proportionate basis) as are thereafter required with respect to the Tranche B Term Loans under Section 2.6(b) (as such amounts may have been previously adjusted in accordance with the terms of this Agreement as a result of prior prepayments on the Term Loans, including adjustments made pursuant to Section 2.6(g) or Section 2.7(b)).

(b)

If the Borrower desires to incur a Series of Incremental Term Loans, the Borrower shall request of each Lender that it fund all or any portion of such Series of Incremental Term Loans up to a stated maximum aggregate principal amount and at proposed interest rates and fees for such Series of Incremental Term Loans set forth in such request (provided that such terms shall be in accordance with this Section 2.20, and provided further that the Borrower shall, concurrently with such request, notify the Administrative Agent of such request).  Any Lender may (but is not obligated to) fund all or any portion of the requested Series of Incremental Term Loans; provided that any Lender that requests a portion of the applicable Incremental Term Loan Commitments equal to or greater than its pro rata share (based on outstanding Loans, Letter of Credit Exposure and unutilized Commitments or, after the termination of the Revolving Credit Commitments, outstanding Loans and Letter of Credit Exposure) of the proposed Series of Incremental Term Loans shall receive no less than its pro rata share of such Incremental Term Loan Commitments.  If the Lenders are not willing to provide all of the Series of Incremental Term Loans requested on the proposed terms, with the written consent of the Administrative

Agent (such consent not to be unreasonably withheld), the Borrower may request one or more Eligible Assignees to become a Lender hereunder and to fund all or any portion of the requested Series of Incremental Term Loans; provided that Incremental Term Loans to be made by any Eligible Assignee shall be in an aggregate principal amount acceptable to the Administrative Agent.  If one or more Lenders or Eligible Assignees agree to provide the requested Series of Incremental Term Loans, the Borrower shall give written notice to the Administrative Agent specifying the aggregate amount of the Incremental Term Loans of such Series to be made, the amount of the Incremental Term Loan of such Series to be made by each Lender or Eligible Assignee, the proposed Incremental Term Loan Effective Date of such Series of Incremental Term Loans, and the interest rates and fees payable with respect to such Series of Incremental Term Loans, which terms shall be included in an Incremental Term Loan Agreement (provided that such terms shall be in accordance with this Section 2.20).

(c)

Incremental Term Loan Commitments shall become Commitments under this Agreement pursuant to (x) an agreement (each, an “Incremental Term Loan Agreement”) executed by the Borrower, each Lender or Eligible Assignee agreeing to provide such Incremental Term Loan Commitment and the Administrative Agent (and no other Lender shall be required to execute any such agreement), and (y) any amendments to the other Credit Documents (executed by the Borrower and the Administrative Agent only, without the consent of any other Lender so long as no such amendment will have a material adverse effect on the other Lenders) as the Administrative Agent shall reasonably deem appropriate to effect such purpose (including, without limitation, amendments to the amortization schedule set forth in Section 2.6(b) to reflect the addition of the principal amount of the appropriate Series of Incremental Term Loans).  The Incremental Term Loan Commitment being requested by the Borrower shall become effective under this Agreement on the effective date referenced in the applicable Incremental Term Loan Agreement (each, an “Incremental Term Loan Effective Date”).

(d)

On the Incremental Term Loan Effective Date applicable to any Series of Incremental Term Loans, notwithstanding anything to the contrary set forth in Section 2.10, the aggregate principal amount of the Incremental Term Loans of such Series shall be added to (and form part of) each Borrowing of outstanding Tranche B Term Loans on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each applicable Lender will participate proportionately in each then outstanding Borrowing of Tranche B Term Loans (after giving effect to the addition of the Incremental Term Loans thereto), and so that the existing Tranche B Lenders continue to have the same participation (by amount) in each Borrowing as they had before the making of the Incremental Term Loans (it is acknowledged that the effect thereof may result in the Incremental Term Loans having short Interest Periods (i.e. an Interest Period that began during an Interest Period then applicable to outstanding LIBOR Loans and which will end on the last day of such Interest Period) and in connection therewith, the Borrower may agree, in the Incremental Term Loan Agreement, to compensate the Lenders making the Incremental Term Loans for funding LIBOR Loans during an existing Interest Period on such basis as may be agreed by the Borrower and the Incremental Term Lenders).

(e)

Notwithstanding anything set forth in this Section 2.20 to the contrary, the Borrower may not incur any Series of Incremental Term Loans unless the following conditions precedent are satisfied on the applicable Incremental Term Loan Effective Date:

(i)

no Default or Event of Default shall have occurred and be continuing on such date (after giving effect to the incurrence of the applicable Series of Incremental Term Loans and the consummation of any other transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of such Series of Incremental Term Loans);

(ii)

the Administrative Agent shall have received a certificate of the Borrower executed by a Financial Officer of the Borrower certifying that, immediately prior to and after giving effect to the incurrence of the applicable Series of Incremental Term Loans and the consummation of any other transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of such Series of Incremental Term Loans (A) each of the representations and warranties made by the Borrower and the Subsidiary Guarantors in or pursuant to the Credit Documents shall be true and correct in all material respects, (B) the Borrower shall be in compliance with the financial covenants contained in Article VII (in the case of any Series of Incremental Term Loans made in connection with one or more Permitted Acquisitions, such compliance determined with regard to calculations on a pro forma basis in accordance with GAAP as if the Target or Targets of such Permitted Acquisitions had been consolidated with the Borrower for those periods applicable to such covenants and any other Indebtedness incurred in connection with such Permitted Acquisitions had been incurred on the first day of such periods (such calculations to be attached to the certificate) and (C) no Default or Event of Default shall have occurred and be continuing or be caused by the incurrence of the applicable Series of Incremental Term Loans or the consummation of any other transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of such Series of Incremental Term Loans;

(iii)

the Administrative Agent shall have received evidence satisfactory to it that (A) prior to or concurrently with the making of the applicable Series of Incremental Term Loans, the transactions financed or to be financed in whole or in part, directly or indirectly, with the proceeds of such Series of Incremental Term Loans shall be consummated in accordance with all applicable Requirements of Law and with the terms of all transaction documents previously delivered to the Administrative Agent, which shall not have been amended, modified or supplemented in any material respect, nor any material condition or provision thereof waived, other than as approved by the Administrative Agent (which approval shall not be unreasonably withheld), and (B) all requisite approvals with respect to such transactions shall have been obtained and shall not have been withdrawn or modified in a manner adverse to the Lenders;

(iv)

the Administrative Agent shall have received evidence satisfactory to it that all filings, recording, registrations and other actions necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect or continue the Liens created by the Security Documents (or Liens required under Section 6.9 to have been created pursuant to the Security Documents, after giving effect to the applicable transactions financed or to be financed in whole or in part, directly or indirectly, with the proceeds of such Series of Incremental Term Loans) shall have been completed, or arrangements reasonably satisfactory to the Administrative Agent for the completion thereof shall have been made; and

(v)

the Borrower shall have satisfied such other conditions to the making of such Series of Incremental Term Loans as may be required pursuant to the terms of the applicable Incremental Term Loan Agreement.

ARTICLE III

LETTERS OF CREDIT

3.1

Issuance.  Subject to and upon the terms and conditions herein set forth, so long as no Default or Event of Default has occurred and is continuing, the Issuing Lender will, at any time and from time to time on and after the Closing Date and prior to the earlier of (i) the Letter of Credit Maturity Date and (ii) the Revolving Credit Termination Date, and upon request by the Borrower in accordance with the provisions of Section 3.2, issue for the account of the Borrower or its Subsidiaries one or more irrevocable standby letters of credit denominated in Dollars and in a form customarily used or otherwise approved by the Issuing Lender (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, collectively, the “Letters of Credit”).  From and after the Closing Date, the Existing Letters of Credit shall be Letters of Credit hereunder and the fees set forth in Sections 2.9(c), 2.9(d) and 2.9(e) (excluding issuance fees) shall commence with respect to such Letters of Credit on the Closing Date.  The Stated Amount of each Letter of Credit shall not be less than such amount as may be acceptable to the Issuing Lender.  Notwithstanding the foregoing:

(a)

No Letter of Credit shall be issued if the Stated Amount upon issuance (i) when added to the aggregate Letter of Credit Exposure of the Revolving Credit Lenders at such time, would exceed the Letter of Credit Subcommitment, or (ii) when added to the Aggregate Revolving Credit Exposure, would exceed the aggregate Revolving Credit Commitments at such time;

(b)

Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, or otherwise will benefit, a Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit (and the Borrower hereby acknowledges that the issuance of Letters of Credit for the benefit of its Subsidiaries inures to the benefit of the Borrower and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries);

(c)

No Letter of Credit shall be issued that by its terms expires later than the Letter of Credit Maturity Date or, in any event, more than one (1) year after its date of issuance; provided, however, that a Letter of Credit may, if requested by the Borrower, provide by its terms, and on terms acceptable to the Issuing Lender, for renewal for successive periods of one year or less (but not beyond the Letter of Credit Maturity Date), unless and until the Issuing Lender shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; and

(d)

The Issuing Lender shall not issue any Letter of Credit if, at the time of such proposed issuance, (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive

(whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Lender as of the Closing Date and that the Issuing Lender in good faith deems material to it, or (ii) the Issuing Lender shall have actual knowledge, or shall have received notice from any Lender, prior to the issuance of such Letter of Credit that one or more of the conditions specified in Section 4.1 (if applicable) or Section 4.2 are not then satisfied (or have not been waived in writing as required herein) or that the issuance of such Letter of Credit would violate the provisions of Section 3.1(a).

3.2

Notices.

(a)

Whenever the Borrower desires the issuance of a Letter of Credit, the Borrower will give the Issuing Lender written notice with a copy to the Administrative Agent not later than 11:00 a.m., Charlotte time, three (3) Business Days (or such shorter period as is acceptable to the Issuing Lender in any given case) prior to the requested date of issuance thereof.  Each such notice (each, a “Letter of Credit Notice”) shall be irrevocable, shall be given in the form of Exhibit B-4 and shall specify (i) the requested date of issuance, which shall be a Business Day, (ii) the requested Stated Amount and expiry date of the Letter of Credit, and (iii) the name and address of the requested beneficiary or beneficiaries of the Letter of Credit.  The Borrower will also complete any application procedures and documents reasonably required by the Issuing Lender in connection with the issuance of any Letter of Credit; provided, however, that in the event such application conflicts with the provisions of this Agreement, the provisions of this Agreement will control.  Upon its issuance of any Letter of Credit, the Issuing Lender will promptly notify the Administrative Agent of such issuance, and the Administrative Agent will give prompt notice thereof to each Revolving Credit Lender.  The renewal or extension of any outstanding Letter of Credit shall, for purposes of this Article III, be treated in all respects as the issuance of a new Letter of Credit.

(b)

The Administrative Agent will furnish to each Revolving Credit Lender prior to the fifteenth Business Day of each calendar quarter a written report (i) summarizing issuance, renewal and expiration dates of Letters of Credit issued or renewed during the preceding calendar quarter and payments and reductions in Stated Amount during such calendar quarter on all Letters of Credit and (ii) setting forth the average daily aggregate Stated Amount during the preceding calendar quarter of all Letters of Credit.

3.3

Participations.  Immediately upon the issuance of any Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Revolving Credit Lender, and each Revolving Credit Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty (except for the absence of Liens thereon created, incurred or suffered to exist by, through or under the Issuing Lender), an undivided interest and participation, pro rata (based on the percentage of the aggregate Revolving Credit Commitments represented by such Revolving Credit Lender’s Revolving Credit Commitment), in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto and any Collateral or other security therefor or guaranty pertaining thereto; provided, however, th at the fee relating to Letters of Credit described in Section 2.9(d) shall be payable directly to the Issuing Lender as provided therein, and the other Revolving Credit Lenders shall have no right to receive any portion thereof.  In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Lender’s pro rata share (determined as provided above) of each Reimbursement Obligation not reimbursed by the Borrower on the date due as provided in Section 3.4 or through the Borrowing of Revolving Loans as provided in Section 3.5 (because the conditions set forth in Section 4.2 cannot be satisfied, or for any other reason), or of any reimbursement payment required to be refunded to the Borrower for any reason.  Upon any change in the Revolving Credit Commitments of any of the Revolving Credit Lenders pursuant to Section 11.7(a), with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the participations pursuant to this Section 3.3 to reflect the new pro rata shares of the assigning Lender and the assignee.  Each Revolving Credit Lender’s obligation to make payment to the Issuing Lender pursuant to this Section 3.4 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including the termination of the Revolving Credit Commitments or the existence of any Default or Event of Default, and each such payment shall be made without any offset, abatement, reduction or withholding whatsoever.

3.4

Reimbursement.  The Borrower hereby agrees to reimburse the Issuing Lender by making payment to the Administrative Agent, for the account of the Issuing Lender, in immediately available funds, for any payment made by the Issuing Lender under any Letter of Credit (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a “Reimbursement Obligation”) immediately upon, and in any event on the same Business Day as, the making of such payment by the Issuing Lender (provided that any such Reimbursement Obligation shall be deemed timely satisfied (but nevertheless subject to the payment of interest thereon as provided hereinbelow) if satisfied pursuant to a Borrowing of Revolving Loans made on the date of such payment by the Issuing Lender, as set forth more completely in Section 3.5), together with interest on the amount so paid by the Issuing Lender, to the extent not reimbursed prior to 2:00 p.m., Charlotte time, on the date of such payment or disbursement, for the period from the date of the respective payment to the date the Reimbursement Obligation created thereby is satisfied, at the Adjusted Base Rate applicable to Revolving Loans as in effect from time to time during such period, such interest also to be payable on demand.  The Issuing Lender will provide the Administrative Agent and the Borrower with prompt notice of any payment or disbursement made or to be made under any Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect the Borrower’s obligations under this Section 3.4 or any other provision of this Agreement.  The Administrative Agent will promptly pay to the Issuing Lender any such amounts received by it under this Section 3.4.

3.5

Payment by Revolving Loans.  In the event that the Issuing Lender makes any payment under any Letter of Credit and the Borrower shall not have timely satisfied in full its Reimbursement Obligation to the Issuing Lender pursuant to Section 3.4, and to the extent that any amounts then held in the Cash Collateral Account established pursuant to Section 3.8 shall be insufficient to satisfy such Reimbursement Obligation in full, the Issuing Lender will promptly notify the Administrative Agent, and the Administrative Agent will promptly notify each Revolving Credit Lender, of such failure.  If the Administrative Agent gives such notice prior to 12:00 noon, Charlotte time, on any Business Day, each Revolving Credit Lender will make available to the Administrative Agent, for the account of the Issuing Lender, its pro rata share (based on the percentage of the aggregate Revolving Cred it Commitments represented by such Lender’s Revolving Credit Commitment) of the amount of such payment on such Business Day in immediately available funds.  If the Administrative Agent gives such notice after 12:00 noon, Charlotte time, on any Business Day, each such Revolving Credit Lender shall make its pro rata share of such amount available to the Administrative Agent on the next succeeding Business Day.  If and to the extent any Revolving Credit Lender shall not have so made its pro rata share of the amount of such payment available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, for the account of the Issuing Lender, forthwith on demand such amount, together with interest thereon at the Federal Funds Rate for each day from such date until the date such amount is paid to the Administrative Agent.  The failure of any Revolving Credit Lender to make available to the Administrative Agent its pro rata share of any payment under any Letter of Credit shall not relieve any other Revolving Credit Lender of its obligation hereunder to make available to the Administrative Agent its pro rata share of any payment under any Letter of Credit on the date required, as specified above, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make available to the Administrative Agent such other Revolving Credit Lender’s pro rata share of any such payment.  Each such payment by a Revolving Credit Lender under this Section 3.5 of its pro rata share of an amount paid by the Issuing Lender shall constitute a Revolving Loan by such Revolving Credit Lender (the Borrower being deemed to have given a timely Notice of Borrowing therefor) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the aggregate Unutilized Revolving Credit Commitments immediately prior to giving effect to the application of the proceeds of such Revolving Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time.  Each Revolving Credit Lender’s obligation to make Revolving Loans pursuant to this Section 3.5 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the existence of any Default or Event of Default or the failure of the amount of such Borrowing of Revolving Loans to meet the minimum Borrowing amount specified in Section 2.2(b); provided, however, that each Revolving Credit Lender’s obligation to make Revolving Loans pursuant to this Section 3.5 is subject to the conditions set forth in Section 4.2 (other than delivery by the Borrower of a Notice of Borrowing).

3.6

Payment to Revolving Credit Lenders.   Whenever the Issuing Lender receives a payment in respect of a Reimbursement Obligation as to which the Administrative Agent has received, for the account of the Issuing Lender, any payments from the Revolving Credit Lenders pursuant to Section 3.5, the Issuing Lender will promptly pay to the Administrative Agent, and the Administrative Agent will promptly pay to each Revolving Credit Lender that has paid its pro rata share thereof, in immediately available funds, an amount equal to such Revolving Credit Lender’s ratable share (based on the proportionate amount funded by such Revolving Credit Lender to the aggregate amount funded by all Revolving Credit Lenders) of such Reimbursement Obligation.

3.7

Obligations Absolute.   The Reimbursement Obligations of the Borrower shall be irrevocable, shall remain in effect until the Issuing Lender shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(a)

Any lack of validity or enforceability of this Agreement, any of the other Credit Documents or any documents or instruments relating to any Letter of Credit;

(b)

Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to departure from any Letter of Credit or any documents or instruments relating thereto, in each case whether or not the Borrower has notice or knowledge thereof;

(c)

The existence of any claim, setoff, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Lender, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

(d)

Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (provided that such draft, certificate or other document appears on its face to comply with the terms of such Letter of Credit), any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

(e)

Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (provided that any draft, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

(f)

The exchange, release, surrender or impairment of any Collateral or other security for the Obligations;

(g)

The occurrence of any Default or Event of Default; or

(h)

Any other circumstance or event whatsoever, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon the Borrower and each Lender and shall not create or result in any liability of the Issuing Lender to the Borrower or any Lender.  It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Lender’s gross negligence or willful misconduct, (i) the Issuing Lender’s acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Lender’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Lender.

3.8

Cash Collateral Account.  At any time and from time to time (i) after the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the direction or with the consent of the Required Lenders shall, require the Borrower to deliver to the Administrative Agent such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (ii) in the event of a prepayment under Section 2.6(d) or Section 2.6(g), the Administrative Agent will retain such amount as may then be required to be retained, such amounts in each case under clauses (i) and (ii) above to be held by the Administrative Agent in a cash collateral account (the “Cash Collateral Account”).  The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, a Lien upon and security interest in the Cash Coll ateral Account and all amounts held therein from time to time as security for Letter of Credit Exposure, and for application to the Borrower’s Reimbursement Obligations as and when the same shall arise.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest.  Interest and profits, if any, on such investments shall accumulate in such account.  In the event of a drawing, and subsequent payment by the Issuing Lender, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Administrative Agent will deliver to the Issuing Lender an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Lender therefor.  Any amounts remaining in the Cash Collateral Account (including interest) after the expiration of all Letters of Credit and reimbursement in full of the Issuing Lender for all of its obligations thereunder shall be held by the Administrative Agent, for the benefit of the Borrower, to be applied against the Obligations in such order and manner as the Administrative Agent may direct.  If the Borrower is required to provide cash collateral pursuant to Section 2.6(d), such amount (including interest), to the extent not applied as aforesaid, shall be returned to the Borrower on demand; provided that after giving effect to such return (i) the Aggregate Revolving Credit Exposure would not exceed the aggregate Revolving Credit Commitments at such time and (ii) no Default or Event of Default shall have occurred and be continuing at such time.  If the Borrower is required to provide cash collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

3.9

The Issuing Lender.  The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Lender shall have all of the rights, benefits and immunities (a) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by it in connection with Letters of Credit issued by it or proposed to be issued by it and any documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included the Issuing Lender with respect to such acts or omissions, and (b) as additionally provided herein with respect to the Issuing Lender.

3.10

Effectiveness.  Notwithstanding any termination of the Revolving Credit Commitments or repayment of the Loans, or both, the obligations of the Borrower under this Article III shall remain in full force and effect until the Issuing Lender and the Revolving Credit Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

ARTICLE IV

CONDITIONS OF BORROWING

4.1

Conditions of Initial Borrowing.  The obligation of each Lender to make Loans in connection with the initial Borrowing hereunder, and the obligation of the Issuing Lender to issue Letters of Credit hereunder on the Closing Date, is subject to the satisfaction of the following conditions precedent:

(a)

The Administrative Agent shall have received the following, each dated as of the Closing Date (unless otherwise specified) and, except for the Notes, in sufficient copies for each Lender:

(i)

executed counterparts of this Agreement from each party hereto either signed on behalf of such party or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement;

(ii)

if requested in writing by the appropriate Lender, a Tranche A Term Note for each Lender that is a party hereto as of the Closing Date, in the amount of such Lender’s Tranche A Commitment; a Tranche B Term Note for each Lender that is a party hereto as of the Closing Date, in the amount of such Lender’s Tranche B Commitment; a Revolving Note for each Lender that is a party hereto as of the Closing Date, in the amount of such Lender’s Revolving Credit Commitment; and a Swingline Note for the

Swingline Lender, in the amount of the Swingline Commitment, in each case duly completed in accordance with the relevant provisions of Section 2.4 and executed by the Borrower;

(iii)

the Subsidiary Guaranty, duly completed and executed by each Subsidiary of the Borrower necessary to comply with Section 6.10;

(iv)

the Pledge Agreement, duly completed and executed by the Borrower and each Subsidiary of the Borrower necessary to comply with Section 6.10, together with any certificates evidencing the Capital Stock being pledged thereunder as of the Closing Date (including undated assignments separate from certificate for any such certificate, duly executed in blank) and all other filings, recordings, registrations and other actions (including without limitation the filing of duly completed UCC-1 financing statements) necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Liens created by the Pledge Agreement; and

(v)

the favorable opinion of Williams Mullen Clark & Dobbins, P.C., special counsel to the Borrower, addressed to the Administrative Agent and the Lenders and addressing such matters as the Administrative Agent or any Lender may reasonably request.

(b)

The Administrative Agent shall have received a certificate, signed by the president, the chief executive officer or the chief financial officer of the Borrower, dated the Closing Date and in form and substance satisfactory to the Administrative Agent, certifying that (i) all representations and warranties of the Borrower and the Subsidiary Guarantors contained in this Agreement and the other Credit Documents are true and correct as of the Closing Date, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, (iii) both immediately before and after giving effect to the consummation of the transactions contemplated hereby, no Material Adverse Change has occurred since December 31, 2003, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change, and (iv) all conditions to the initial extensions of credit hereunder set forth in this Section 4.1 and in Section 4.2 have been satisfied or waived as required hereunder.

(c)

The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of each of the Borrower and the Subsidiary Guarantors, in form and substance satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of the Borrower or such Subsidiary Guarantor, as the case may be, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws, operating agreement or similar governing document of the Borrower or such Subsidiary Guarantor, as the case may be, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of the Borrower or such Subsidiary Guarantor, as the case may be, authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of the Borrower or such Subsidiary Guarantor, as the case may be, executing this Agreement or any of such other Credit Documents, and attaching all such copies of the documents described above.

(d)

The Administrative Agent shall have received a certificate as of a recent date of the good standing of each of the Borrower and the Subsidiary Guarantors under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction.

(e)

All legal matters, documentation, and corporate or other proceedings incident to the transactions contemplated hereby shall be satisfactory in form and substance to the Administrative Agent; all approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby shall have been obtained, without the imposition of conditions that are not acceptable to the Administrative Agent, and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Administrative Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement, any of the other Credit Documents or the consummation of the transactions contemplated hereby, or that, in the opinion of the Administrative Agent, could reasonably be expected to have a Material Adverse Effect.

(f)

Concurrently with the making of the initial Loans hereunder, all Indebtedness of the Borrower or any of its Subsidiaries (other than Indebtedness permitted by Section 8.2) (collectively, the “Terminating Indebtedness”), shall be repaid and satisfied in full and all guarantees by the Borrower and its Subsidiaries relating thereto extinguished.

(g)

The Administrative Agent shall have received the following at least five (5) days prior to the Closing Date, each of which shall be made no earlier than thirty-five (35) days prior to the Closing Date and be in form and substance satisfactory to the Administrative Agent, certified search reports, covering the Borrower and such Subsidiary Guarantors as requested by the Administrative Agent, from an independent search service satisfactory to the Administrative Agent listing any tax lien, judgment or pending suit or Uniform Commercial Code financing statement that names the Borrower or any of such Subsidiary Guarantors as debtor or defendant, as appropriate.

(h)

Since December 31, 2003, both immediately before and after giving effect to the transactions contemplated hereby, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

(i)

The Borrower shall have paid (i) to the Arranger and Wachovia, the fees required under the Fee Letter to be paid to them on the Closing Date, in the amounts due and payable on the Closing Date as required by the terms thereof, (ii) to the Administrative Agent, the initial payment of the annual administrative fee described in the Fee Letter, and (iii) all other fees and expenses of the Arranger, the Administrative Agent and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Closing Date (including fees and expenses of counsel) in connection with this Agreement, the other Credit Documents and the transactions contemplated hereby.

(j)

The Administrative Agent shall have received a Financial Condition Certificate, together with the Pro Forma Balance Sheet and the Projections as described in Sections 5.11(b) and 5.11(c), all of which shall be in form and substance satisfactory to the Administrative Agent.

(k)

The Administrative Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer, including wire transfer information, directing the payment of the proceeds of the initial Loans to be made hereunder.

(l)

The Administrative Agent shall have received a Covenant Compliance Worksheet, duly completed and certified by the chief financial officer of the Borrower and in form and substance satisfactory to the Administrative Agent, demonstrating the Borrower’s compliance with the financial covenants set forth in Article VII, determined on a pro forma basis as of September 30, 2004, and assuming that the making of the initial Loans hereunder and consummation of the transactions contemplated hereby had occurred on such date.

(m)

The Administrative Agent shall have received all documents, certificates and opinions required under Section 5.11.

(n)

There shall not be any bankruptcy or insolvency proceeding pending or threatened with respect to the Borrower or any Subsidiary, nor any pending or threatened litigation, proceeding injunction, order or claim against or affecting the Borrower or any Subsidiary or any of their respective properties (i) that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, or (ii) with respect to this Agreement or any of the other Credit Documents.

(o)

The Administrative Agent and each Lender shall have received such other documents, certificates, opinions and instruments in connection with this Agreement, the other Credit Documents and the transactions contemplated hereby as it shall have reasonably requested.

4.2

Conditions of All Borrowings.  The obligation of each Lender to make any Loans hereunder, including the initial Loans and any Incremental Term Loans (but excluding Revolving Loans made for the purpose of repaying Refunded Swingline Loans pursuant to Section 2.2(e) or unpaid Reimbursement Obligations pursuant to Section 3.5), and the obligation of the Issuing Lender to issue any Letters of Credit hereunder, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of issuance:

(a)

The Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.2(b), or (together with the Swingline Lender) a Notice of Swingline Borrowing in accordance with Section 2.2(d), or (together with the Issuing Lender) a Letter of Credit Notice in accordance with Section 3.2, as applicable;

(b)

Each of the representations and warranties contained in Article V and in the other Credit Documents shall be true and correct on and as of such Borrowing Date (including the Closing Date, in the case of the initial Loans made hereunder) or date of issuance of a Letter of Credit with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date); and

(c)

No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date.

Each giving of a Notice of Borrowing, a Notice of Swingline Borrowing or a Letter of Credit Notice, and the consummation of each Borrowing or issuance of a Letter of Credit, shall be deemed to constitute a representation by the Borrower that the statements contained in Sections 4.2(b) and 4.2(c) are true, both as of the date of such notice or request and as of the relevant Borrowing Date.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the Issuing Lender and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby and the Issuing Lender to issue Letters of Credit, the Borrower represents and warrants to the Administrative Agent, the Issuing Lender and the Lenders, both before and after giving effect to the transactions contemplated hereby, as follows:

5.1

Corporate Organization and Power.  Each of the Borrower and the Subsidiary Guarantors (i) is a corporation or a limited liability company duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the full corporate or limited liability company power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

5.2

Authorization; Enforceability.  Each of the Borrower and the Subsidiary Guarantors has taken, or on the Closing Date will have taken, all necessary corporate or limited liability company action to execute, deliver and perform each of the Credit Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party.  This Agreement constitutes, and each of the other Credit Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each of the Borrower and the Subsidiary Guarantors that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing.

5.3

No Violation.  The execution, delivery and performance by each of the Borrower and the Subsidiary Guarantors of this Agreement and each of the other Credit Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation (or, if applicable, articles or certificate of organization) or bylaws (or, if applicable, operating agreement) or contravene any other Requirement of Law applicable to it, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iii) result in or require the creation or imposition of any Lien upon any of its properties or assets.  No Subsidiary is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

5.4

Governmental and Third-Party Authorization; Permits.

(a)

No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each of the Borrower and its Subsidiaries of this Agreement or any of the other Credit Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than consents and filings the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect.

(b)

Each of the Borrower and the Subsidiary Guarantors has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

5.5

Litigation.  Except as set forth on Schedule 5.5, there are no actions, investigations, suits or proceedings pending or, to the knowledge of the Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting the Borrower, any of its Subsidiaries or any of their respective properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, or (ii) with respect to this Agreement or any of the other Credit Documents.

5.6

Taxes.  Each of the Borrower and the Subsidiary Guarantors has timely filed all federal, state and local tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP.  Such returns accurately reflect in all material respects all liability for taxes of the Borrower and the Subsidiary Guarantors for the periods covered thereby.  There is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of the Borrower or any of the Subsidiary Guarantors, and there is no unresolved claim by any Governmental Authority concerning the tax liability of the Borrower or any of the Subsidiary Guarantors for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP.  Neither the Borrower nor any of the Subsidiary Guarantors has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

5.7

Subsidiaries.  Schedule 5.7 sets forth a list, as of the Closing Date, of all of the Subsidiaries of the Borrower and, as to each such Subsidiary, whether such Subsidiary has assets or existing operations.  Except for the shares of capital stock expressly indicated on Schedule 5.7, there are no shares of capital stock, warrants, rights, options or other equity securities, or other Capital Stock of any Subsidiary of the Borrower outstanding or reserved for any purpose.  All outstanding shares of capital stock of each Subsidiary of the Borrower are duly and validly issued, fully paid and nonassessable.

5.8

Full Disclosure.  All factual information heretofore or contemporaneously furnished to the Administrative Agent, the Arranger or any Lender in writing by or on behalf of the Borrower or any of the Subsidiary Guarantors for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all other such factual information hereafter furnished to the Administrative Agent or any Lender in writing by or on behalf of the Borrower or any of the Subsidiary Guarantors will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading.

5.9

Margin Regulations.  Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.  No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock (other than Borrower Margin Stock purchased in accordance with Section 8.6), to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations T, U or X or any provision of the Exchange Act.

5.10

No Material Adverse Change  There has been no Material Adverse Change since December 31, 2003, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

5.11

Financial Matters

(a)

The Borrower has heretofore furnished to the Administrative Agent copies of the (i) audited consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 2003, 2002, and 2001, in each case with the related statements of income, cash flows and stockholders’ equity for the fiscal years then ended, together with the opinion of Ernst & Young, LLP thereon, and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 2004 and the related statements of income, cash flows and stockholders’ equity for the nine-month period then ended.  Such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments) and present fairly the financial condition of the Bo rrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries on a consolidated basis for the respective periods then ended.  Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

(b)

The unaudited pro forma balance sheet and income statement of the Borrower as of September 30, 2004, copies of which have heretofore been delivered to the Administrative Agent, give pro forma effect to the amendment and restatement of the Loans, the repayment of the Terminating Indebtedness, the other extensions of credit made under this Agreement, the payment of transaction fees and expenses related to the foregoing and the consummation of the other transactions contemplated hereby, as if such transactions had occurred on such date (the “Pro Forma Balance Sheet”).  The Pro Forma Balance Sheet has been prepared in accordance with GAAP (subject to the absence of footnotes required by GAAP and subject to normal year-end adjustments) and, subject to stated assumptions made in good faith and having a reasonable basis set forth therein, presents fairly the financial condition of the Borrower on an unaudited pro forma basis as of the date set forth therein after giving effect to the consummation of the transactions described above.

(c)

The Borrower has prepared, and has heretofore furnished to the Administrative Agent a copy of, annual projected consolidated balance sheets and statements of income and cash flows of the Borrower and its Subsidiaries through December 31, 2011, giving effect to the transactions contemplated hereby (the “Projections”).  In the opinion of management of the Borrower, the assumptions used in the preparation of the Projections were fair, complete and reasonable when made and continue to be fair, complete and reasonable as of the date hereof.  The Projections have been prepared in good faith by the executive and financial personnel of the Borrower, are complete and represent a reasonable estimate of the future performance and financial condition of the Borrower and its Subsidiaries, subject to the uncertainties and approximations inherent in any projections.

(d)

Each of the Borrower and the Subsidiary Guarantors, after giving effect to the consummation of the transactions contemplated hereby, (i) has capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) has assets with a fair saleable value, determined on a going concern basis, (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured), and (iii) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

5.12

Ownership of Properties.  Except for minor defects and irregularities which, individually or in the aggregate, do not materially impair the practical use thereof for its intended purposes, each of the Borrower and its Subsidiaries (i) has good and marketable title to all real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, (iii) possesses or has rights to use licenses, patents, copyrights, trademarks, service marks, trade names and other assets sufficient to enable it to continue to conduct its business substantially as heretofore conducted and without any material conflict with the rights of others, and (iv) has good title to all of its other properties and assets reflected in the most recent financial statements referred to in Section 5.11(a) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case under (i), (ii), (iii) and (iv) above free and clear of all Liens other than Permitted Liens.

5.13

ERISA.

(a)

Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA, and each Plan is and has been administered in compliance in all material respects with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Internal Revenue Code, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No ERISA Event (i) has occurred within the five-year period prior to the Closing Date, (ii) has occurred and is continuing, or (iii) to the knowledge of the Borrower, is reasonably expected to occur with respect to any Plan.  No Plan has any Unfunded Pension Liability as of the most recent annual valuation date applicable thereto, and neither the Borrower nor any ERISA Affili ate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(b)

Neither the Borrower nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate would become subject to any liability under ERISA if the Borrower or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the most recent valuation date.  No Multiemployer Plan is in “reorganization” or is “insolvent” within the meaning of such terms under ERISA.

5.14

Environmental Matters.

(a)

To the knowledge of the Borrower, no Hazardous Substances are or have been generated, used, located, released, treated, disposed of or stored by the Borrower or any of its Subsidiaries or by any other Person (including any predecessor in interest) or otherwise, in, on or under any portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries, except in material compliance with all applicable Environmental Laws, and no portion of any such real property or, to the knowledge of the Borrower, any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries, has been contaminated by any Hazardous Substance; and no portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been or is presently the subject of an environmental audit, assessment or remedial action.

(b)

No portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been used by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, by any other Person, as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility; no portion of such real property or any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries has, pursuant to any Environmental Law, been placed on the “National Priorities List” or “CERCLIS List” (or any similar federal, state or local list) of sites subject to possible environmental problems; and there are not and have never been any underground storage tanks situated on any real property, leased o r owned, of the Borrower or any of its Subsidiaries.

(c)

To the knowledge of the Borrower, all activities and operations of the Borrower and its Subsidiaries are in compliance with all material requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.  Each of the Borrower and its Subsidiaries has obtained all licenses and permits under Environmental Laws necessary to its respective operations; all such licenses and permits are being maintained in good standing; and each of the Borrower and its Subsidiaries is in substantial compliance with all terms and conditions of such licenses and permits, except for such licenses and permits the failure to obtain, maintain or comply with which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.  Neither the Borrower nor any of its Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims that, if adversely determined, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Borrower, there are no threatened actions, suits, proceedings or investigations with respect to any such Environmental Claims, nor any basis therefor.

5.15

Compliance with Laws.  Each of the Borrower and its Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such

Requirements of Law the failure to comply with which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

5.16

Regulated Industries.  Except as set forth on Schedule 5.16, neither the Borrower nor any of its Subsidiaries is (i) an “investment company,” a company “controlled” by an “investment company,” or an “investment advisor,” within the meaning of the Investment Company Act of 1940, as amended, or (ii) a “holding company,” a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

5.17

Insurance.  The assets, properties and business of the Borrower and its Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

5.18

Material Contracts.  Schedule 5.18 lists, as of the Closing Date, each “material contract” (within the meaning of Item 601(b)(10) of Regulation S-K under the Exchange Act) to which the Borrower or any of its Subsidiaries is a party, by which any of them or their respective properties is bound or to which any of them is subject (collectively, “Material Contracts”).  As of the Closing Date, (i) each Material Contract is in full force and effect and is enforceable by the Borrower or the Subsidiary that is a party thereto in accordance with its terms, and (ii) neither the Borrower nor any of its Subsidiaries (nor, to the knowledge of the Borrower, any other party thereto) is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract.

5.19

Labor Relations.  To the knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended.  There is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries, (ii) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries, and (iii) to the knowledge of the Borrower, no petition for certification or union election or union organizing activities taking place with respect to the Borrower or any of its Subsidiaries.

5.20

OFAC; PATRIOT Act.

(a)

None of the Borrower, any Subsidiary of the Borrower or any Affiliate of the Borrower (i) is a Sanctioned Person, (ii) has more than 15% of its assets in Sanctioned Countries, or (iii) derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries.  The proceeds of any Loan will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

(b)

The Borrower and its Subsidiaries are in compliance in all material respects with the PATRIOT Act.  No part of the proceeds of the Loans hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE VI

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

6.1

Financial Statements.  The Borrower will deliver to each Lender:

(a)

As soon as available and in any event within fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 2005, unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated statements of income, cash flows and stockholders’ equity for the Borrower and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

(b)

As soon as available and in any event within ninety-five (95) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2004, an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income, cash flows and stockholders’ equity for the Borrower and its Subsidiaries for the fiscal year then ended, including the notes thereto, all in reasonable detail and certified by the independent certified public accounting firm regularly retained by the Borrower or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent, and in each case setting forth comparative figures as of the end of and for the preceding fiscal year together with, in the case of statements of income, comparative budgeted figures for the fiscal year then ended, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (z) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of the Borrower and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; provided, however, that such accountants shall not be liable by reason of the failure to obtain knowledge of any Default or Event of Default that would not be disclosed or revealed in the course of their audit examination.

6.2

Other Business and Financial Information.  The Borrower will deliver to each Lender:

(a)

Concurrently with each delivery of the financial statements described in Section 6.1, a Compliance Certificate with respect to the period covered by the financial statements then being delivered, executed by a Financial Officer of the Borrower, together with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Article VII as of the last day of the period covered by such financial statements;

(b)

As soon as available and in any event within forty-five (45) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2004, consolidated projections for the Borrower and its Subsidiaries for the succeeding fiscal year, consisting of a consolidated balance sheet and consolidated statements of income and cash flows, together with a certificate of a Financial Officer of the Borrower to the effect that such projections have been prepared in good faith and are reasonable estimates of the financial position and results of operations of the Borrower and its Subsidiaries for the period covered thereby; and as soon as available from time to time thereafter, any modifications or revisions to or restatements of such projections;

(c)

Promptly upon receipt thereof, copies of any “management letter” submitted to the Borrower or any of its Subsidiaries by its certified public accountants in connection with each annual, interim or special audit, and promptly upon completion thereof, any response reports from the Borrower or any such Subsidiary in respect thereof; provided that the Borrower is not required to deliver any such “management letter” from an accountant that prohibits the sharing of such letter with third parties;

(d)

Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that the Borrower or any of its Subsidiaries shall send or make available generally to its shareholders, (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that the Borrower or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, and (iii) all press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the business of the Borrower or any of its Subsidiaries;

(e)

Promptly upon (and in any event within five (5) Business Days after) any Responsible Officer of the Borrower obtaining knowledge thereof, written notice of any of the following:

(i)

the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of the Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

(ii)

the institution or threatened institution of any action, suit, investigation or proceeding against or affecting the Borrower or any of its Subsidiaries, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), that would, if adversely determined, be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to Section 5.5 or this Section 6.2(e)(iii);

(iii)

the receipt by the Borrower or any of its Subsidiaries from any Governmental Authority of (y) any notice asserting any failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law or that threatens the taking of any action against the Borrower or such Subsidiary or sets forth circumstances that, if taken or adversely determined, would be reasonably likely to have a Material Adverse Effect, or (z) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of the Borrower or any of its Subsidiaries, where such action would be reasonably likely to have a Material Adverse Effect;

(iv)

the occurrence of any ERISA Event, together with (x) a written statement of a Responsible Officer of the Borrower specifying the details of such ERISA Event and the action that the Borrower has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to the Borrower or such ERISA Affiliate with respect to such ERISA Event;

(v)

the occurrence of any material default under, or any proposed or threatened termination or cancellation of, any Material Contract or other material contract or agreement to which the Borrower or any of its Subsidiaries is a party, the termination or cancellation of which would be reasonably likely to have a Material Adverse Effect;

(vi)

the occurrence of any of the following: (x) the assertion of any Environmental Claim against or affecting the Borrower, any of its Subsidiaries or any of their respective real property, leased or owned; (y) the receipt by the Borrower or any of its Subsidiaries of notice of any alleged violation of or noncompliance with any Environmental Laws; or (z) the taking of any remedial action by the Borrower, any of its Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased or owned by the Borrower or any of its Subsidiaries; but in each case under clauses (x), (y) and (z) above, only to the extent the same would be reasonably likely to have a Material Adverse Effect; and

(vii)

any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of the Borrower setting forth the nature and period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto; and

(f)

As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of the Borrower or any of its Subsidiaries (including any Plan and any information required to be filed under ERISA) as the Administrative Agent or any Lender may from time to time reasonably request.

6.3

Existence; Franchises; Maintenance of Properties.  The Borrower will, and will cause each of its Subsidiaries to, (i) maintain and preserve in full force and effect its legal existence, except as expressly permitted otherwise by Section 8.1, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.  Nothing contained in this Section 6.3 shall prevent either the Borrower or a Subsidiary from discontinuing any part of the business of either the Borrower or such Subsidiary if the discontinuance is in the best interest of the Borrower and after giving effect thereto, no Default or Event of Default would exist.

6.4

Compliance with Laws.  The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply would not be reasonably likely to have a Material Adverse Effect.  Nothing contained herein shall prevent either the Borrower or its Subsidiaries from contesting in good faith by appropriate proceedings any Requirement of Law.

6.5

Payment of Obligations.  The Borrower will, and will cause each of its Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of the Borrower or any of its Subsidiaries; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, liability, obligation, assessment, charge, levy or claim that is reasonably being contested in good faith and by proper proceedings as to assessment, applicability, amount or validity and as to which the Borrower or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with GAAP.

6.6

Insurance.  The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated.

6.7

Maintenance of Books and Records; Inspection.  The Borrower will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) subject to Section 11.12, permit employees or agents of the Administrative Agent or any Lender to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Borrower, the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower authorizes such accountants to discuss the finances and affairs of the Borrower and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

6.8

Permitted Acquisitions.

(a)

Subject to the requirements contained in the definition of Permitted Acquisition and subject to the other terms and conditions of this Agreement, the Borrower may from time to time on or after the Closing Date effect Permitted Acquisitions; provided that, with respect to each Permitted Acquisition:

(i)

no Default or Event of Default shall have occurred and be continuing at the time of the consummation of such Permitted Acquisition or would exist immediately after giving effect thereto;

(ii)

after giving effect to such Permitted Acquisition and any Borrowings made in connection therewith, the Borrower will be in compliance with the financial covenants contained in Article VII, in each case such compliance determined with regard to calculations made on a pro forma basis in accordance with GAAP as if any Indebtedness incurred, assumed or acquired by the Borrower or a Subsidiary in connection with such Permitted Acquisition had been Indebtedness of the Borrower for those periods applicable to such covenants;

(iii)

the Acquisition Amount with respect thereto shall not exceed $75,000,000; and

(iv)

the Closing Cash Acquisition Amount with respect thereto shall not exceed $50,000,000;

and provided further that, in the case of a Permitted Acquisition by a Foreign Subsidiary or of a Person that will become a Foreign Subsidiary, the Acquisition Amount with respect thereto together with the aggregate of the Acquisition Amounts for all other Permitted Acquisitions consummated after the Closing Date by Foreign Subsidiaries or of Persons that became Foreign Subsidiaries shall not exceed $25,000,000 (in each case, without giving effect to the proviso in the definition of “Acquisition Amount”).

(b)

The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that (except as shall have been approved in writing by the Required Lenders) all conditions thereto set forth in this Section 6.8 have been satisfied and that the same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty as of the date thereof for all purposes hereunder, including, without limitation, for purposes of Sections 4.2 and 9.1.

6.9

Creation or Acquisition of Subsidiaries.  Subject to the provisions of Section 8.5, the Borrower may from time to time create or acquire new Wholly Owned Subsidiaries in connection with Permitted Acquisitions or otherwise, and the Wholly Owned Subsidiaries of the Borrower may create or acquire new Wholly Owned Subsidiaries; provided that, if required by Section 6.10, concurrently with (and in any event within ten (10) Business Days thereafter) the creation or direct or indirect acquisition by the Borrower or a Subsidiary thereof:

(a)

each such new Subsidiary will execute and deliver to the Administrative Agent an accession to the Subsidiary Guaranty pursuant to which such new Subsidiary shall become a party thereto and shall guarantee the payment in full of the Obligations of the Borrower under this Agreement and the other Credit Documents; and

(b)

all the Capital Stock of such new Subsidiary will be pledged to the Administrative Agent as follows:  (i) if the Borrower directly owns any of the Capital Stock of such new Subsidiary, the Borrower will execute and deliver to the Administrative Agent an amendment to the Pledge Agreement pursuant to which all such Capital Stock shall be pledged to the Administrative Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank; and (ii) if any of the Capital Stock of such new Subsidiary is owned by another Subsidiary of the Borrower (the “Parent Subsidiary”), to the extent not already covered by the Pledge Agreement, the Parent Subsidiary will execute and deliver to the Administrative Agent an appropriate accession or amendment to the Pledge Agreement, pursuant to which all of the Capital Stock of s uch new Subsidiary owned by such Parent Subsidiary shall be pledged to the Administrative Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank.

6.10

Subsidiary Guarantors; Pledge of Capital Stock.  The Borrower will cause (i) each of its Subsidiaries that has assets or active operations (other than those Subsidiaries identified on Schedule 6.10 hereto (collectively, the “Excluded Subsidiaries”) to be, at all times, a Subsidiary Guarantor and (ii) all of the Capital Stock of the Subsidiary Guarantors to be pledged to the Administrative Agent on terms satisfactory to it.  If the Borrower sells or otherwise disposes of all of the Capital Stock of any Subsidiary Guarantor pursuant to any Asset Disposition permitted by Section 8.4, the Administrative Agent shall (x) release such Subsidiary Guarantor from its obligations under the Subsidiary Guaranty and (y) release any Liens it may have with respect to such Capital Stock, and (z) upon reasonable notice, return to the Borrower any certificate evidencing such Ca pital Stock. Notwithstanding anything in this Section 6.10 to the contrary, with respect to any Foreign Subsidiary, the Capital Stock of such Foreign Subsidiary will not be pledged under the Pledge Agreement and such Foreign Subsidiary will not be required to be a Subsidiary Guarantor hereunder to the extent that pledging a percentage of Capital Stock of such Foreign Subsidiary under the Security Documents exceeding 65% or the providing a Subsidiary Guaranty by such Foreign Subsidiary would have a materially negative tax impact on the Borrower, and the Administrative Agent receives a certificate of a Financial Officer of the Borrower to such effect.

6.11

PATRIOT Act Compliance.   The Borrower will, and will cause each of its Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act.

6.12

Further Assurances.  The Borrower will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Administrative Agent or the Required Lenders to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents.

ARTICLE VII

FINANCIAL COVENANTS

The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

7.1

Leverage Ratio.  The Borrower will not permit the Leverage Ratio as of the last day of any fiscal quarter ending on or after the Closing Date to be greater than 2.25 to 1.0.

7.2

Fixed Charge Coverage Ratio.  The Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter during the periods set forth below to be less than the ratio set forth below opposite such period:

Period	Minimum Fixed Charge Coverage Ratio
Closing Date through December 31, 2005	1.15 to 1.0
January 1, 2006 through December 31, 2007	1.25 to 1.0
Thereafter	1.35 to 1.0

ARTICLE VIII

NEGATIVE COVENANTS

The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

8.1

Merger; Consolidation.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:

(i)

the Borrower may merge or consolidate with another Person so long as (x) the Borrower is the surviving entity, (y) unless such other Person is a Wholly Owned Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of Sections 6.8 and 6.9 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist; and

(ii)

any Subsidiary may merge or consolidate with another Person so long as (x) the surviving entity is the Borrower or a Subsidiary Guarantor, (y) unless such other Person is a Wholly Owned Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of Sections 6.8 and 6.9 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

8.2

Indebtedness.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than:

(i)

Indebtedness incurred under this Agreement, the Notes and the Subsidiary Guaranty, including without limitation the Incremental Term Loans;

(ii)

Indebtedness existing on the Closing Date and described in Schedule 8.2.1;

(iii)

accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money; provided that the same shall be paid when due except to the extent being contested in good faith and by appropriate proceedings;

(iv)

loans and advances by the Borrower or any Subsidiary Guarantor to any other Subsidiary Guarantor or by any Subsidiary Guarantor to the Borrower; provided that any such loan or advance is subordinated in right and time of payment to the Obligations;

(v)

Indebtedness of the Borrower under Hedge Agreements entered into in the ordinary course of business to manage existing or anticipated interest rate or foreign currency risks and not for speculative purposes;

(vi)

unsecured Indebtedness (and secured Indebtedness to the Persons indicated by an asterisk on Schedule 8.2.2) of the Borrower or its Subsidiaries issued in connection with a Permitted Acquisition to a Target or its securityholders at the time of such Acquisition that is evidenced by one or more written agreements or instruments which shall provide that such Indebtedness (a) shall have covenants and undertakings that, taken as a whole, are materially less restrictive than those contained herein, and (b) shall bear a cash interest rate not exceeding 12.5% per annum, which Indebtedness shall not exceed $50,000,000 in aggregate principal amount outstanding at any time and which Indebtedness outstanding on the date hereof is set forth on Schedule 8.2.2 (the Indebtedness described hereinabove, “Acquisition Indebtedness”), it being understood that such Acquisition Indebtedness shall include (x) similar “seller-financed” Indebtedness of a Target that is assumed by the Borrower or its Subsidiaries in connection with a Permitted Acquisition and (y) the guaranteed portion of any earnouts or contingent obligations incurred in connection with any Permitted Acquisition;

(vii)

earnout and contingent obligations due and owing by the Borrower or its Subsidiaries in connection with Permitted Acquisitions or Acquisitions consummated before the date hereof;

(viii)

purchase money Indebtedness of the Borrower and its Subsidiaries incurred solely to finance the payment of all or part of the purchase price of any equipment, real property or other fixed assets acquired in the ordinary course of business, including Indebtedness in respect of Capital Lease Obligations, and any renewals, refinancings or replacements thereof (subject to the limitations on the principal amount thereof set forth in this clause (ix)), which Indebtedness shall not exceed $10,000,000 in aggregate principal amount outstanding at any time;

(ix)

surety guarantees, loss sharing agreements and insurance company contract guarantees (to the extent that such items qualify as Indebtedness) incurred in the ordinary course of business; and

(x)

other Indebtedness not exceeding $15,000,000 in aggregate principal amount outstanding at any time.

8.3

Liens.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, or agree to do any of the foregoing, other than the following (collectively, “Permitted Liens”):

(i)

Liens in existence on the Closing Date and set forth on Schedule 8.3;

(ii)

Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

(iii)

Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under Section 9.1(k)) incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

(iv)

Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

(v)

Liens securing the purchase money Indebtedness permitted under Section 8.2(viii); provided that any such Lien (a) shall attach to such property concurrently with or within ten (10) days after the acquisition thereof by the Borrower or such Subsidiary, (b) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to the Borrower or such Subsidiary and (c) shall not encumber any other property of the Borrower or any of its Subsidiaries;

(vi)

any attachment or judgment Lien not constituting an Event of Default under Section 9.1(i) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

(vii)

Liens arising from the filing, for notice purposes only, of financing statements in respect of true leases;

(viii)

Liens on Borrower Margin Stock, to the extent the fair market value thereof exceeds 25% of the fair market value of the assets of the Borrower and its Subsidiaries (including Borrower Margin Stock);

(ix)

with respect to any real property occupied by the Borrower or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes; and

(x)

other Liens securing obligations of the Borrower and its Subsidiaries not exceeding $8,000,000 in aggregate amount outstanding at any time.

8.4

Disposition of Assets.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties (including, without limitation, any Capital Stock of any Subsidiary), or enter into any arrangement with any Person providing for the lease by the Borrower or any Subsidiary as lessee of any asset that has been sold or transferred by the Borrower or such Subsidiary to such Person, or agree to do any of the foregoing, except for:

(i)

the sale or other disposition by the Borrower and its Subsidiaries of any Borrower Margin Stock to the extent the fair market value thereof exceeds 25% of the fair market value of the assets of the Borrower and its Subsidiaries (including Borrower Margin Stock); provided that fair value is received in exchange therefor;

(ii)

the sale, lease or other disposition of assets by a Subsidiary of the Borrower to the Borrower or to a Subsidiary (other than a Foreign Subsidiary or an Excluded Subsidiary) if, immediately after giving effect thereto, no Default or Event of Default would exist; and

(iii)

the sale or disposition of assets outside the ordinary course of business for fair value and for cash; provided that (x) the Net Cash Proceeds from such sales or dispositions not otherwise specifically permitted under this Section 8.4 do not exceed $50,000,000 in the aggregate for the Borrower and its Subsidiaries during any fiscal year, (y) to the extent required under Section 2.6(f), such Net Cash Proceeds are delivered to the Administrative Agent promptly after receipt thereof for application in prepayment of the Loans in accordance with such section, and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

8.5

Investments.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person (including pursuant to an Acquisition), or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, “Investments”), or make a commitment or otherwise agree to do any of the foregoing, other than:

(i)

Cash Equivalents;

(ii)

Investments consisting of purchases and acquisitions of supplies, materials and equipment in the ordinary course of business,

(iii)

Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business, extensions of trade credit in the ordinary course of business, and prepaid expenses incurred in the ordinary course of business;

(iv)

without duplication, Investments consisting of intercompany Indebtedness permitted under Section 8.2(iv);

(v)

Investments existing on the Closing Date and described in Schedule 8.5;

(vi)

Investments consisting of the making of capital contributions or the purchase of Capital Stock (x) by the Borrower or any Subsidiary in any other Wholly Owned Subsidiary (other than a Foreign Subsidiary or an Excluded Subsidiary); provided that the Borrower complies with the provisions of Sections 6.8 and 6.9, and (y) by any Subsidiary in the Borrower;

(vii)

Investments consisting of the making of capital contributions in Foreign Subsidiaries not exceeding $7,000,000 in the aggregate at any time;

(viii)

Permitted Acquisitions;

(ix)

Investments consisting of receivables of Premium Funding Associates, which receivables shall not exceed $40,000,000 at any time;

(x)

Investments in connection with the Borrower’s Deferred Compensation Plans;

(xi)

Investments in key man or split dollar life insurance policies for certain officers and executives of the Borrower (and other similar policies);

(xii)

other Investments not exceeding $12,000,000 in the aggregate at any time.

8.6

Restricted Payments.

(a)

The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or set aside funds for any of the foregoing, except that:

(i)

the Borrower may declare and make dividend payments or other distributions payable solely in its common stock;

(ii)

the Borrower may declare and make dividend payments or other distributions in an aggregate amount for any fiscal year not to exceed the Consolidated Net Income of the Borrower for the immediately preceding fiscal year (as reflected in the financial statements for such fiscal year delivered pursuant to Section 6.1(b)); provided that, in each case, immediately after giving effect thereto, no Default or Event of Default would exist;

(iii)

the Borrower may purchase, redeem, retire or otherwise acquire shares of its Capital Stock (A) in order to fund its Deferred Compensation Plans and (B) in addition thereto, in an aggregate amount not to exceed $60,000,000 during any fiscal year; provided that immediately after giving effect thereto, no Default or Event of Default would exist; and

(iv)

each Subsidiary of the Borrower may declare and make dividend payments or other distributions to the Borrower or another Wholly Owned Subsidiary of the Borrower, to the extent not prohibited under applicable Requirements of Law.

(b)

The Borrower will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment of principal on any Acquisition Indebtedness, or directly or indirectly make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of any Acquisition Indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes; provided that nothing in this Section 8.6 shall prohibit:

(i)

cash payments made in satisfaction of obligations to issue Capital Stock; and

(ii)

optional prepayments of Acquisition Indebtedness not to exceed $10,000,000 in aggregate principal amount during any fiscal year.

8.7

Transactions with Affiliates.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of the Borrower or any Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm’s length transaction with a Person other than an Affiliate of the Borrower or such Subsidiary; provided, however, that nothing contained in this Section 8.7 shall prohibit:

(i)

transactions described on Schedule 8.7 or otherwise expressly permitted under this Agreement; and

(ii)

the payment by the Borrower of reasonable and customary fees to members of its board of directors.

8.8

Lines of Business.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, engage in any business other than the businesses engaged in by it on the date hereof and businesses and activities reasonably related thereto.

8.9

Certain Amendments.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, (i) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any agreement or instrument evidencing or governing any Acquisition Indebtedness, the effect of which would be to (a) increase the principal amount due thereunder, (b) shorten or accelerate the time of payment of any amount due thereunder, (c) increase the applicable interest rate or amount of any fees or costs due thereunder, (d) amend any of the subordination provisions thereunder (including any of the definitions relating thereto), (e) make any covenant therein more restrictive or add any new covenant, or (f) otherwise materially and adversely affect the Lenders, or breach or otherwise violate any of the subordination provisions applicable thereto, including, without limitation, restrictions against payment of principal and interest thereon, or (ii) amend, modify or change any provision of its articles or certificate of incorporation or bylaws, or the terms of any class or series of its Capital Stock, other than in a manner that could not reasonably be expected to adversely affect the Lenders.

8.10

Limitation on Certain Restrictions.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the ability of the Borrower and the Subsidiary Guarantors to perform and comply with their respective obligations under the Credit Documents or (ii) the ability of any Subsidiary of the Borrower to make any dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

8.11

No Other Negative Pledges.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than as set forth in (i) this Agreement, (ii) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement or restriction applies to the assets subject to such Permitted Lien), and (iii) operating leases of real or personal property entered into by the Borrower or any of its Subsidiaries as lessee in the ordinary course of business.

8.12

Fiscal Year.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31.

8.13

Accounting Changes.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by GAAP.

ARTICLE IX

EVENTS OF DEFAULT

9.1

Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)

The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due;

(b)

The Borrower shall fail to pay any interest on any Loan, any fee payable under this Agreement or any other Credit Document, or (except as provided in Section 9.1(a)) any other Obligation (other than any Obligation under a Hedge Agreement) when due, and such failure shall continue unremedied for three (3) Business Days;

(c)

The Borrower shall fail to observe, perform or comply with any condition, covenant or agreement contained in any of Sections 2.14, 6.1, 6.2, 6.3(i), 6.8, 6.9, 6.10 or in Article VII or Article VIII;

(d)

The Borrower or any of its Subsidiaries shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in Sections 9.1(a), 9.1(b) and 9.1(c), and such failure shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of thirty (30) days after the earlier of (y) the date on which a Responsible Officer of the Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Borrower; or any default or event of default shall occur under any Hedge Agreement to which the Borrower and any Hedge Party are parties;

(e)

Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished;

(f)

The Borrower or any of its Subsidiaries shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) (y) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement or a Hedge Agreement) having an aggregate principal amount of at least $4,000,000 or (z) any termination or other payment under any Hedge Agreement in excess of $4,000,000 or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity;

(g)

The Borrower or any of its Subsidiaries shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in Section 9.1(h), (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

(h)

Any involuntary petition or case shall be filed or commenced against the Borrower or any of its Subsidiaries seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

(i)

Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in excess of $2,000,000 shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective properties and the same shall not be dismissed, stayed or discharged for a period of thirty (30) days or in any event later than five days prior to the date of any proposed sale thereunder;

(j)

Any Subsidiary of the Borrower party to the Subsidiary Guaranty or any Person acting on behalf of any such Subsidiary shall deny or disaffirm such Subsidiary’s obligations under the Subsidiary Guaranty;

(k)

Any ERISA Event or any other event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events and other events or conditions then existing, the Borrower and its ERISA Affiliates have incurred or would be reasonably likely to incur liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) in excess of $1,000,000;

(l)

Any one or more licenses, permits, accreditations or authorizations of the Borrower or any of its Subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken, by any Governmental Authority in response to any alleged failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law, and such action, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect;

(m)

Any one or more Environmental Claims shall have been asserted against the Borrower or any of its Subsidiaries (or a reasonable basis shall exist therefor); the Borrower and its Subsidiaries have incurred or would be reasonably likely to incur liability as a result thereof; and such liability, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

(n)

Any of the following shall occur: (i) any Person or group of Persons acting in concert as a partnership or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the “beneficial owner” (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of the Borrower representing 25% or more of the combined voting power of the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of the individuals who constituted the Board of Directors as of the date hereof or who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of the Borrower as of the date hereof (or their replacements approved as herein required).

9.2

Remedies: Termination of Commitments, Acceleration, etc.  Upon and at any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

(a)

Declare the Commitments, the Swingline Commitment and the Issuing Lender’s obligation to issue Letters of Credit to be terminated, whereupon the same shall terminate (provided that, upon the occurrence of a Bankruptcy Event, the Commitments, the Swingline Commitment and the Issuing Lender’s obligation to issue Letters of Credit shall automatically be terminated);

(b)

Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents (but excluding any amounts owing under any Hedge Agreement), shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower (provided that, upon the occurrence of an Event of Default pursuant to a Bankruptcy Event, all of the outstanding principal amount of the Loans and all other amounts described in this Section 9.2(b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower);

(c)

Direct the Borrower to deposit (and the Borrower hereby agrees, forthwith upon receipt of notice of such direction from the Administrative Agent, to deposit) with the Administrative Agent from time to time such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Administrative Agent in the Cash Collateral Account as security for the Letter of Credit Exposure as described in Section 3.8; and

(d)

Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.

9.3

Remedies: Set-Off.  In addition to all other rights and remedies available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender, the Issuing Lender and each of their respective Affiliates may, and each is hereby authorized by the Borrower, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by the Borrower, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Lender, the Issuing Lender or any such Affiliate to or for the credit or the account of the Borrower against any or all of the Obligations to such Lender now or hereafter existing under this Agreement or any other Credit Document to such Lender or the Issuing Lender, whether or not such Obligations may be contingent or unmatured, the Borrower hereby granting to each Lender a continuing security interest in and Lien upon all such deposits and other property as security for such Obligations.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

ARTICLE X

THE ADMINISTRATIVE AGENT

10.1

Appointment.  Each of the Lenders (for purposes of this Article, references to the Lenders shall also mean the Issuing Lender and the Swingline Lender) hereby irrevocably appoints and authorizes Wachovia to act as Administrative Agent hereunder and under the other Credit Documents and to take such actions as Administrative Agent on its behalf hereunder and under the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Administrative Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any Subsidiary Guarantor shall have rights as a third party beneficiary of any of such provisions.

10.2

Nature of Duties.  The Administrative Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Credit Documents.  The Administrative Agent shall not have, by reason of this Agreement or any other Credit Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, express or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations or liabilities in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.  The Administrative Agent may execute any of its duties under this Agreement or any other

Credit Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care.  The Administrative Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.  The Lenders hereby acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

10.3

Exculpatory Provisions.   Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents, except for its or such Person’s own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Credit Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Credit Document, or for the financial condition of the Borrower, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

10.4

Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons.  The Administrative Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Administrative Agent in accordance with the provisions of this Agreement.  The Administrative Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Credit Document (i) if such action or omission would, in the reasonable opinion of the Administrative Agent, violate any applicable law or any provision of this Agreement or any other Credit Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent’s acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

10.5

Non-Reliance on Administrative Agent and Other Lenders.  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Administrative Agent or any such Person hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that (i) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder, and (ii) it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Credit Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries.  Except as expressly provided in this Agreement and the other Credit Documents, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of the Borrower, its Subsidiaries or any other Person that may at any time come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

10.6

Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent shall have received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”  In the event that the Administrative Agent receives such a notice, the Administrative Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, the Administrative Agent shall have no obligation to notify the Lenders with respect thereto.  The Administrative Agent shall (subject to Sections 10.4 and 11.6) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all of the Lenders.

10.7

Indemnification.   To the extent the Administrative Agent is not reimbursed by or on behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the

Lenders agree (i) to indemnify the Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys’ fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including, without limitation, at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Credit Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, and (ii) to reimburse the Administrative Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Credit Documents (including, without limitation, reasonable attorneys’ fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

10.8

The Administrative Agent in its Individual Capacity.   With respect to its Commitment, the Loans made by it and the Note or Notes issued to it, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms “Lenders,” “Required Lenders,” “holders of Notes” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity.  The Administrative Agent and its Affiliates may accept deposits from, lend money to, make investments in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, any of its Subsidiaries or any of their respective Affiliates as if the Administrative Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

10.9

Successor Administrative Agent.   The Administrative Agent may resign at any time by giving thirty (30) days’ prior written notice to the Borrower and the Lenders.  Upon any such notice of resignation, the Required Lenders will, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Administrative Agent (provided that the Borrower’s consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing).  If no successor to the Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such thirty-day period, then the retiring Administrative Agent may, on behalf of the Lenders and after consulting with the Lenders and the Borrower, appoint a successor Administrative Agent from among the Lenders.  Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents.  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.  If no successor to the Administrative Agent has accepted appointment as Administrative Agent by the thirtieth (30th) day following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Administrative Agent hereunder and under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for hereinabove.

10.10

Issuing Lender and Swingline Lender.  The provisions of this Article X (other than Section 10.9) shall apply to the Issuing Lender and the Swingline Lender mutatis mutandis to the same extent as such provisions apply to the Administrative Agent.

10.11

Syndication Agent, Documentation Agents.  Notwithstanding any other provision of this Agreement or any of the other Credit Documents, the Syndication Agent and the Documentation Agents are named as such for recognition purposes only, and in their capacities as such shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.

ARTICLE XI

MISCELLANEOUS

11.1

Fees and Expenses.  The Borrower agrees (i) whether or not the transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Arranger (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent) in connection with the Administrative Agent’s and the Arranger’s due diligence investigation in connection with, and the preparation, negotiation, execution, delivery and syndication of, this Agreement and the other Credit Documents, and any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto, (ii) to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Lender (including, without limitation, reasonable attorneys’ fees and expenses) in connection with (y) any refinancing or restructuring of the credit arrangement provided under this Agreement, whether in the nature of a “work-out,” in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated, and (z) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Credit Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, (iii) to pay and hold the Administrative Agent and each Lender harmless from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder’s or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Administrative Agent or any Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Credit Documents and (iv) to pay any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by the Administrative Agent or any Lender as a result of the funding of Loans, the issuance of Letters of Credit, the acceptance of payments or of Collateral due under the Credit Documents.

11.2

Indemnification.   The Borrower agrees, whether or not the transactions contemplated by this Agreement shall be consummated, to indemnify and hold the Arranger, the Administrative Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each, an “Indemnified Person”) harmless from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, “Indemnified Costs”), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution, performance or enforcement of this Agreement or any of the other Credit Documents, any of the transactions contemplated herein or therein or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loans (including, without limitation, in connection with the actual or alleged generation, presence, discharge or release of any Hazardous Substances on, into or from, or the transportation of Hazardous Substances to or from, any real property at any time owned or leased by the Borrower or any of its Subsidiaries, any other Environmental Claims or any violation of or liability under any Environmental Law), or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing, and in any case whether or not such Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person.  All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrower, as and when incurred and upon demand.

11.3

Governing Law; Consent to Jurisdiction.   THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES); PROVIDED THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR APPLICATION THEREFOR OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES OF THE INTERNATIONAL CHAMBER OF COMMERCE, AS IN EFFECT FROM TIME TO TIME (THE “ISP”), AND, AS TO MATTERS NOT GOVERNED BY THE ISP, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).  THE BORROWER HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY

STATE COURT WITHIN MECKLENBURG  COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE BORROWER.  THE BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING.  THE BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED.  NOTHING IN THIS SECTION 11.3 SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

11.4

Waiver of Jury Trial.  EACH OF THE BORROWER AND EACH LENDER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE BORROWER OR ANY LENDER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE BORROWER OR ANY LENDER.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Each of the Borrower and each Lender (i) acknowledges that this waiver is a material inducement to enter into a business relationship, that it has relied on this waiver in entering into this Agreement, and that it will continue to rely on this waiver in its related future dealings with the other parties hereto, and (ii) further warrants and represents that it has reviewed this waiver with its legal counsel and that, based upon such review, it knowingly and voluntarily waives its jury trial rights to the extent permitted by applicable law.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, MODIFICATIONS OR SUPPLEMENTS TO OR RESTATEMENTS OF THIS AGREEMENT OR ANY OF THE OTHER CREDIT

DOCUMENTS.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11.5

Notices.

(a)

Except in the cases of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i)

if to the Borrower, the Administrative Agent, the Issuing Lender or the Swingline Lender, to it at the address (or telecopier number) specified for such person on Schedule 1.1(a); and

(ii)

if to any Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire;

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in Section 11.5(b) shall be effective as provided in Section 11.5(b).

(b)

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communication pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or other communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)

Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto (except that each Lender need not give notice of any such change to the other Lenders in their capacities as such).

11.6

Amendments, Waivers, etc.  No amendment, modification, waiver or discharge or termination of, or consent to any departure by the Borrower from, any provision of this Agreement or any other Credit Document, shall be effective unless in a writing signed by the Required Lenders (or by the Administrative Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:

(a)

unless agreed to by each Lender directly affected thereby, (i) reduce or forgive the principal amount of any Loan or Reimbursement Obligation, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations (other than fees payable to the Administrative Agent, the Arranger or the Issuing Lender for their respective accounts), (ii) extend the Tranche A Maturity Date, the Tranche B Maturity Date, the Revolving Credit Maturity Date or any other date (including any scheduled date for the mandatory reduction or termination of any Commitments) fixed for the payment of any principal of or interest on any Loan (other than (x) payments of principal due and payable under Section 2.6 on account of Asset Dispositions, Equity Issuances and Debt Issuances and (y) additional interest payable under Section 2.8(b) at the election of the Required Lenders, as provided therein), extend the time of payment of any Reimbursement Obligation or any interest thereon, extend the expiry date of any Letter of Credit beyond the Letter of Credit Maturity Date, or extend the time of payment of any fees (other than fees payable to the Administrative Agent, the Arranger or the Issuing Lender for their respective accounts) or any other Obligations, (iii) increase or extend any Commitment of such Lender (it being understood that a waiver of any Event of Default, if agreed to by the Required Lenders, Required Revolving Credit Lenders or all Lenders (as may be required hereunder with respect to such waiver), shall not constitute such an increase), or (iv) amend the definition of “Interest Period” to permit an Interest Period that is longer than six months in duration to be applicable to any LIBOR Loans;

(b)

unless agreed to by all of the Lenders, (i) reduce the aggregate Commitments or the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Administrative Agent to take, any action hereunder (including as set forth in the definition of “Required Lenders”), (ii) release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty or release the Liens of the Administrative Agent with respect to any Collateral, in each case, except pursuant to (x) Section 6.10 or (y) an Asset Disposition permitted by Section 8.4 or approved by the Required Lenders, or (iii) change any provision of Section 2.12(e), Section 2.15 or this Section 11.6;

(c)

unless agreed to by all of the Revolving Credit Lenders, change the percentage set forth in the definition of “Required Revolving Credit Lenders” (it being understood that no consent of any other Lender or the Administrative Agent is required);

(d)

unless agreed to by the Required Revolving Credit Lenders, (i) except for any such changes to which Section 11.6(a) applies, change any provision of Article III or any terms or provisions of any Letter of Credit or any supporting documentation relating thereto (it being understood that no consent of any other Lender or the Administrative Agent is required), or (ii) amend, modify or waive any condition precedent to any Borrowing of Revolving Loans or issuance of a Letter of Credit set forth in Section 4.2 (including in connection with any waiver of an existing Default or Event of Default);

(e)

unless agreed to by the Issuing Lender, the Swingline Lender or the Administrative Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the Issuing Lender, the Swingline Lender or the Administrative Agent, as applicable, hereunder or under any of the other Credit Documents; and

(f)

unless agreed to by each Hedge Party that would be adversely affected thereby in its capacity as such relative to the Lenders, (i) amend the definition of “Secured Obligations” in any Security Document or the definition of “Guaranteed Obligations” in the Subsidiary Guaranty, (ii) amend the definition of “Secured Parties” in the Pledge Agreement or “Guaranteed Parties” in the Subsidiary Guaranty, (iii) amend any provision regarding priority of payments in any Security Document or in the Subsidiary Guaranty, (iv) release all or substantially all of the Collateral (except as may be otherwise specifically provided in this Agreement or in any other Credit Document), or (v) release any Guarantor from its obligations under the Subsidiary Guaranty (other than (A) as may be otherwise specifically provided in this Agreement or in any other Credit Document or (B) in connection with the sale or other disposition of all of the Capital Stock of such Guarantor in a transaction expressly permitted under or pursuant to this Agreement);

and provided further that (x) if any amendment, modification, waiver or consent would adversely affect the holders of Loans of a particular Class (the “affected Class”) relative to holders of Loans of any other Class (including, without limitation, by way of reducing the relative proportion of any payments, prepayments or Commitment reductions to be applied for the benefit of holders of Loans of the affected Class under Sections 2.6(e) and 2.6(f)), then such amendment, modification, waiver or consent shall require the consent of Lenders holding at least a majority of the aggregate outstanding principal amount of all Loans (and unutilized Commitments, if any) of the affected Class, (y) one or more Incremental Term Loan Agreements may be effected in accordance with the terms of Section 2.20 (and as a result thereof, appropriate amendments to Section 2.6(b) may be effected by the Borrower and the Administrative Agent without the consent of any other Lender), and (z) the Fee Letter may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.  Notwithstanding anything set forth in this Section 11.6 to the contrary, it is specifically agreed that the Revolving Credit Maturity Date may be extended pursuant to the terms of Section 2.1(d)(ii) without obtaining the consent or approval of either the Tranche A Lenders or the Tranche B Lenders.

Notwithstanding the fact that the consent of all Lenders is required in certain circumstances as set forth above, each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein.

11.7

Successors and Assigns..

(a)

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 11.7(b), (ii) by way of participation in accordance with the provisions of Section 11.7(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.7(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.7(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including for purposes of this Section 11.7(b), participations in Letters of Credit and in Swingline Loans) at the time owing to it); provided that:

(i)

except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than (x) $5,000,000, in the case of any assignment in respect of a Revolving Credit Commitment (which for this purpose includes Revolving Loans outstanding), (y) the entire Swingline Commitment and the full amount of the outstanding Swingline Loans, in the case of Swingline Loans, or (z) $1,000,000, in the case of any assignment in respect of a Commitment for Term Loans (which for this purpose includes Term Loans outstanding), in any case, treating assignments to two or more Approved Funds under common management as one assignment for purposes of the minimum amounts, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)

each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not (A) apply to rights in respect of Swingline Loans; or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Loans and/or Commitments on a non-pro rata basis;

(iii)

any assignment of a Revolving Credit Commitment must be approved by the Administrative Agent, the Issuing Lender, the Swingline Lender and (so long as no Default or Event of Default has occurred and is continuing) the Borrower, each such consent not to be unreasonably withheld or delayed, unless the Person that is the proposed assignee is itself a Lender with a Revolving Credit Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(iv)

the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (with only one such fee payable in connection with simultaneous assignments by (x) one Lender to two or more Approved Funds or (y) two or more Approved Funds to one Lender) and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.7(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.16(a), 2.16(b), 2.17, 2.18, 11.1 and 11.2 with respect to facts and circumstances occurring prior to the effective date of such assignment.  If requested by or on behalf of the Eligible Assignee, the Borrower, at its own expense, will execute and deliver to the Administrative Agent a new Note or Notes to the order of the Eligible Assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the applicable provisions of Section 2.4 as necessary to reflect, after giving effect to the assignment, the Commitments and/or outstanding Loans, as the case may be, of the Eligible Assignee and (to the extent of any retained interests) the assigning Lender, in substantially the form of Exhibits A-1, A-2 and/or A-3, as applicable.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.7(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.7(d).

(c)

The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its address for notices referred to in Schedule 1.1(a) a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

The Register shall be available for inspection by each of the Borrower, the Lenders and the Issuing Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)

Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans (including such Lender’s participations in Letters of Credit and Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.6(a) and Section 11.6(b)(i) that affects such Participant.  Subject to Section 11.7(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16(a), 2.16(b), 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.7(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.3 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15(b) as though it were a Lender.

(e)

A Participant shall not be entitled to receive any greater payment under Section 2.16(a), Section 2.16(b) or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

(f)

Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)

The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any state laws based on the Uniform Electronic Transactions Act.

(h)

Any Lender or participant may, in connection with any assignment, participation, pledge or proposed assignment, participation or pledge pursuant to this Section 11.7, disclose to the Eligible Assignee, Participant or pledgee or proposed Eligible Assignee, Participant or pledgee any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto; provided that such Assignee, Participant or pledgee or proposed Eligible Assignee, Participant or pledgee agrees in writing to keep such information confidential to the same extent required of the Lenders under Section 11.12.

(i)

Notwithstanding anything to the contrary contained herein, if Wachovia assigns all of its Revolving Credit Commitments and Revolving Loans in accordance with this Section 11.7, Wachovia may resign as Issuing Lender upon written notice to the Borrower and the Lenders.  Upon any such notice of resignation, the Borrower shall have the right to appoint from among the Lenders a successor Issuing Lender; provided that no failure by the Borrower to make such appointment shall affect the resignation of Wachovia as Issuing Lender.  Wachovia shall retain all of the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation and all obligations of the Borrower and the Revolving Credit Lenders with respect thereto (including the right to require the Revolving Credit Lenders to make Revolving Loans or fund participation interests pursuant to Article III).

11.8

No Waiver.  The rights and remedies of the Administrative Agent and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise.  No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default.  No course of dealing between any of the Borrower and the Administrative Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default.  No notice to or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Administrative Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

11.9

Survival.  All representations, warranties and agreements made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof, the making and repayment of the Loans and the issuance and repayment of the Letters of Credit.  In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, the provisions of Sections 2.16(a), 2.16(b), 2.17, 2.18, 10.7, 11.1 and 11.2, shall survive the payment in full of all Loans and Letters of Credit, the termination of the Commitments and all Letters of Credit, and any termination of this Agreement or any of the other Credit Documents.

11.10

Severability.  To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

11.11

Construction.  The headings of the various articles, sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.  Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.  Without limiting the foregoing, no payment by the Borrower under this Agreement, including without limitation any voluntary or mandatory prepayment of the Loans, shall affect the Borrower’s obligation to continue making payments under any Hedge Agreement with any Hedge Party, which shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such Hedge Agreement.

11.12

Confidentiality.  Each Lender agrees to keep confidential, pursuant to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound lending practices, all nonpublic information provided to it by or on behalf of the Borrower or any of its Subsidiaries in connection with this Agreement or any other Credit Document; provided, however, that any Lender may disclose such information (i) to its directors, employees and agents and to its auditors, counsel and other professional advisors, (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over such Lender, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law, (iii) in connection with any proceeding to enforce its rights hereunder or under any other Credit Document or any Hedge Agreement or any other litigation or proceeding related to this Agreement, any other Credit Document or any Hedge Agreement or the enforcement of rights hereunder or thereunder, (iv) to the Administrative Agent or any other Lender, (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement and (vi) pursuant to and in accordance with the provisions of Section 11.7(h).  Notwithstanding the foregoing, any Lender may disclose nonpublic information, without notice to the Borrower or its Subsidiaries, to any applicable Governmental Authority in connection with any regulatory examination of such Lender or in accordance with such Lender’s regulatory compliance policy if such Lender deems disclosure necessary for the mitigation of claims by such Governmental Authority against such Lender or any of its Affiliates.

11.13

Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Administrative Agent and the Borrower of written or telephonic notification of such execution and authorization of delivery thereof.

11.14

Disclosure of Information.  The Borrower agrees and consents to the Administrative Agent’s and the Arranger’s disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications.  Such information will consist of deal terms and other information customarily found in such publications.

11.15

No Novation.  The terms and conditions of the Existing Credit Agreement are amended as set forth in, and restated in their entirety and superseded by, this Agreement.  Nothing in this Agreement shall be deemed to be a novation of any of the Obligations as defined in the Existing Credit Agreement.  Notwithstanding any provision of this Agreement or any other Credit Document or instrument executed in connection herewith, the execution and delivery of this Agreement and the incurrence of Obligations hereunder shall be in substitution for, but not in payment of, the Obligations owed by the Borrower under the Existing Credit Agreement.  From and after the Closing Date, each reference to the “Agreement”, “Credit Agreement” or other reference originally applicable to the Existing Credit Agreement contained in any Credit Document shall be a reference to this Agreement, as amended, supplemented, restated or otherwise modified from time to time.

11.16

USA Patriot Act Notice.  Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act.

11.17

Entire Agreement.  THIS AGREEMENT AND THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (B) SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING, WITHOUT LIMITATION, THE COMMITMENT LETTER FROM WACHOVIA TO THE BORROWER DATED OCTOBER 19, 2004 BUT SPECIFICALLY EXCLUDING THE FEE LETTER, AND (C) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

HILB ROGAL & HOBBS COMPANY

By:

    /s/ Carolyn Jones_____

Title:

    SVP, CFO & Treasurer

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and as a Lender

By:

    /s/ Willam R. Goley________________

Title:

    Director___________________________

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent on behalf of certain Lenders

By:

    /s/ William R. Goley_________________

Title:

    Director___________________________

Signature Page to Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as Documentation Agent and as a Lender

By:

    /s/ Paul Devine_________________

Title:

    Vice President & Credit Manager___

Signature Page to Credit Agreement

SUNTRUST BANK, as Documentation Agent and as a Lender

By:

    /s/ Thomas Parrott________________

Title:

    Vice President___________________

Signature Page to Credit Agreement

BANK OF AMERICA, N.A., as Syndication Agent and as a Lender

By:

    /s/ J. Thomas Johnson, Jr.__________

Title:

    Senior Vice President______________

Signature Page to Credit Agreement

ING CAPITAL LLC, as a Lender

By:

    /s/ Mark R. Newsome_______________

Title:

    Vice President___________________

Signature Page to Credit Agreement

BRANCH BANKING AND TRUST COMPANY OF VIRGINIA, as a Lender

By:

    /s/ J. Charles Link________________

Title:

    Senior Vice President______________

Signature Page to Credit Agreement

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:

    /s/ William Keehn_______________

Title:

    Vice President__________________

Signature Page to Credit Agreement

ALLIED IRISH BANKS, P.L.C., as a Lender

By:

    /s/ Joseph S. Augustini____________

Title:

    Vice President___________________

By:

    /s/ Roisin O’Connell_______________

Title:

    Assistant Vice President_____________

Signature Page to Credit Agreement

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender

By:

    /s/ John C. Fox _________________

Title:

    Executive Vice President__________

Signature Page to Credit Agreement